                                                                       EXHIBIT 1

Registered No. 4031152

                               THE COMPANIES ACTS

                        PUBLIC COMPANY LIMITED BY SHARES



                            MEMORANDUM OF ASSOCIATION

                                       of

                             NATIONAL GRID GROUP PLC



1.        (1)The Company's name is "National Grid Group plc".

2.        (2)The Company is to be a public company.

3. The Company's registered office is to be situated in England and Wales.

4.        The objects for which the Company is established are:-

4.1 to carry on the business of a holding company and to acquire by purchase, exchange, subscription or otherwise and to hold the whole or any part of the shares, stocks, debentures and other securities and interests of and in any corporations, companies, associations or firms for the time being engaged, concerned or interested in any industry, trade or business and to promote the beneficial co-operation of any such corporations, companies, associations or firms as well with one another as with the Company and to exercise in respect of such investments and holdings all the rights, powers and privileges of ownership including the right to vote thereon;

4.2 to employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or any of its subsidiary or associated companies or in any other industry ancillary thereto or in any business which can conveniently be carried on in connection therewith;

4.3 to co-ordinate the administration, policies, management, supervising, control, research, development, planning, manufacture, trading and any and all other activities of, and to act as financial advisers and consultants to, any company or
------------
(1) The Company's name was changed on 30 August 2000 from Intercede 1610 Limited to New National Grid Limited by a special resolution passed on 30 August 2000; from New National Grid Limited to New National Grid plc on 29 November 2000 by a special resolution passed on 28 November 2000; and from New National Grid plc to National Grid Group plc on 31 January 2002 by a special resolution passed on 7 December 2001.
(2) The Company was re-registered as a public limited company on 29 November 2000 pursuant to a special resolution passed on 28 November 2000.

          companies or group of companies now or hereafter formed or incorporated or acquired which may be or may become related or associated in any way with the Company or with any company related or associated therewith and either without remuneration or on such terms as to remuneration as may be agreed;

4.4 to advance and lend money with or without security and to guarantee the performance of the contracts or obligations or the repayment of capital, principal, dividends, interest or premiums payable on any stock, shares, securities or debentures of, or other investments in, any company or person and in particular (but without limiting the generality of the foregoing) of any company which is for the time being the Company's holding company (as defined by section 736 Companies Act 1985) or another subsidiary (as defined by that section) of the Company's holding company and to give all kinds of indemnities;

4.5 to organise, incorporate, reorganise, finance, aid and assist, financially or otherwise, companies, corporations, syndicates, partnerships, associations and firms of all kinds and to underwrite or guarantee the subscription of, shares, stocks, debentures, debenture stock, bonds, loans, obligations, securities or notes of any kind, and to make and carry into effect arrangements for the issue, underwriting, resale, exchange or distribution thereof;

4.6 to carry on the business of land and property developers of every and any description and to acquire by purchase, lease, concession, grant, licence or otherwise such lands, buildings, leases, underleases, rights, privileges, stocks, shares and debentures in public or private companies, corporate or unincorporate, policies of insurance and other such property as the Company may deem fit and shall acquire the same for the purposes of investment and development and with a view to receiving the income therefrom; and to enter into any contracts and other arrangements of all kinds with persons having dealings with the Company on such terms and for such periods of time as the Company may from time to time determine, on a commission or fee basis or otherwise, and to carry on any other trade or business, whatever, of a like and similar nature;

4.7 to carry on all kinds of promotion business and, in particular, to form, constitute, float, lend money to, assist, manage and control any companies, associations or undertakings whatsoever and to market, advertise or promote goods, services, material (tangible or intangible) or any other thing whatsoever;

4.8 to vary the investments and holdings of the Company as may from time to time be deemed desirable;

4.9 to act as trustee of any kind including trustee of any deeds constituting or securing any debentures, debenture stock or other securities or obligations and to undertake and execute any trust or trust business (including the business of acting as trustee under wills and settlements), and to do anything that may be necessary or assist in the obtaining of any benefit under the estate of an individual, and also to undertake the office of executor, administrator, secretary, treasurer or registrar or to become manager of any business, and to keep any register or undertake any registration duties, whether in relation to securities or otherwise;

4.10 to provide technical, cultural, artistic, educational, entertainment or business material, facilities, information or services and to carry on any business involving any such provision;

4.11 to carry on the business of commission agents, factors, general merchants and dealers in every description of goods, exporters and importers, concessionaires, wholesale and retail traders, carriers, warehousemen, designers, advertising contractors or agents, or trustees, brokers or agents for any company;

4.12 to manufacture, develop, process, refine, repair, purchase, sell, export, import, deal in or let on hire all kinds of goods, substances, articles, services and material (tangible or intangible) of any kind which may be advantageous to the Company or which any of the customers or other companies having dealings with the Company may from time to time require;

4.13 to provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind;

4.14 to acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company;

4.15 to enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same;

4.16 to purchase, take on lease or in exchange, hire, renew, or otherwise acquire and hold for any estate or interest, and to sell, let, grant licences, easements, options and other rights over or otherwise deal with or dispose of, in whole or in part, any lands, buildings, machinery, rights, stock-in-trade, business concerns, choses in action, and any other real and personal property of any kind including all of the assets of the Company and to perform any services or render any consideration and to construct, equip, alter and maintain any buildings, works and machinery necessary or convenient for the Company's business and in each case for any consideration (including in particular but without detracting from the generality of the foregoing for any securities or for a share of profit or a royalty or other periodical or deferred payment);

4.17 to enter into partnership or any other arrangement for sharing profits or joint venture or co-operation with any company carrying on, engaged in or about to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to subsidise or otherwise assist any such company;

4.18 to invest money of the Company (or any of its subsidiaries) in any investments and to hold, sell or otherwise deal with investments or currencies or other financial assets and to carry on the business of an investment company;

4.19 to lend or advance money or otherwise give credit or provide financial accommodation to any company with or without security and to deposit money with any company and to carry on the business of a banking, finance or insurance company;

4.20 for any reason whatsoever to mortgage, charge, pledge or otherwise secure, either with or without the Company receiving any consideration or advantage, all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company and to guarantee, indemnify or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging, charging, pledging or otherwise securing all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company or by any or all such methods or by any other means whatsoever, the liabilities and obligations of any person, firm or company including but not limited to any company which is for the time being the holding company or a subsidiary undertaking (both as defined in the Companies Act 1985 as amended) of the Company or of the Company's holding company as so defined;

4.21 to borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation of or binding on the Company or any other company and in particular by mortgaging or charging all or any part of the undertaking, property and assets (present or future) and the uncalled capital of the Company, or by the creation and issue, on such terms as may be thought expedient, of securities of any description;

4.22 to undertake interest rate and currency swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including hedging agreements and derivatives of any kind and all or any of which may be on a fixed and/or floating rate basis and/or in respect of Sterling, any other currencies, basket of currencies including but not limited to European Currency Units (as the same may from time to time be designated or constituted) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including hedging agreements and derivatives of any kind that may be undertaken by the Company on a speculative basis or otherwise;

4.23 to undertake any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or combination of these transactions and whether for the purposes of risk management, on a speculative basis or otherwise;

4.24 to draw, make, accept, indorse, discount, execute, issue, negotiate and deal in promissory notes, bills of exchange, shipping documents and other instruments and securities (whether negotiable, transferable or otherwise) and to buy, sell and deal in foreign currencies;

4.25 to buy, sell, export, manufacture and deal in all kinds of goods, stores and equipment whether in connection with any of the above activities or otherwise and to act as agents for all purposes;

4.26 to apply for, purchase or otherwise acquire any patents, licences, concessions, privileges and like rights, conferring a non-exclusive or exclusive or limited right to use, or any secret or other information as to any invention which is capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, grant licences in respect of, or otherwise turn to account, the rights and information so acquired;

4.27 to apply for and take out, purchase or otherwise acquire, sell, licence, transfer, deal or trade in any way in trade marks and names, service marks and names, designs, patents, patent rights, inventions, secret processes, know-how and information and any form of intellectual property and to carry on the business of an inventor, designer or research organisation;

4.28 to sell, improve, manage, develop, lease, mortgage, let, charge, dispose of, turn to account, or otherwise deal with all or any part of the undertaking or property or rights of the Company, and to sell the undertaking of the Company, or any part thereof for such consideration as the Company may think fit, and in particular for cash, shares, debentures or debenture stock or other obligations, whether fully paid or otherwise, of any other company;

4.29 to issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

4.30 to give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of, and as secretary, manager, registrar or transfer agent for, any other company;

4.31 to grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the board of directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes (including in particular but without detracting from the generality of the foregoing any trust or scheme relating to the grant of any option over, or other interest in, any share in the capital of the Company or of any other company, or in any debenture or security of any corporation or company, including the Company) or any associations, institutions, clubs or schools, or to do any other thing likely to benefit any such persons or otherwise to advance the interests of such persons or the Company or its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of such persons or the Company or its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

4.32 to promote or assist in promoting any company or companies in any part of the world and to subscribe shares therein or other securities thereof for the purpose of carrying on any business which the Company is authorised to carry on, or for any other purpose which may seem directly or indirectly calculated to benefit the Company;

4.33 to amalgamate with any other company in any manner whatsoever (whether with or without a liquidation of the Company);

4.34 to procure the Company to be registered or recognised in any country or place in any part of the world;

4.35 to cease carrying on or wind-up any business or activity of the Company, and to cancel any registration of and to wind-up or procure the dissolution of the Company in any state or territory;

4.36 to compensate for loss of office any directors or other officers of the Company and to make payments to any persons whose office, employment or duties may be terminated by virtue of any transaction in which the Company is engaged;

4.37 to pay out of the funds of the Company the costs, charges and expenses of and incidental to the formation and registration of the Company, and any company promoted by the Company, and the issue of the capital of the Company and any such other company and of and incidental to the negotiations between the promoters preliminary to the formation of the Company, and also all costs and expenses of and incidental to the acquisition by the Company of any property or assets and of and incidental to the accomplishment of all or any formalities which the Company may think necessary or proper in connection with any of the matters aforesaid;

4.38 to effect insurances against losses, damages, risks and liabilities of all kinds which may affect the Company or any subsidiary of it or company associated with it or in which it is or may be interested;

4.39 to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability. For the purposes of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1985 (as amended);

4.40 to act as directors or managers of or to appoint directors or managers of any subsidiary company or of any other company in which the Company is or may be interested;

4.41 to contribute by donation, subscription, guarantee or otherwise to any public, general, charitable, political or useful object whatsoever;

4.42 to distribute among the members in cash, specie or kind any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

4.43 to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees, subsidiaries or otherwise;

4.44 to carry on any other activity and do anything of any nature which in the opinion of the board of directors of the Company is or may be capable of being conveniently carried on or done by the Company in connection with the above, or may seem to the Company calculated directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or any of its members; and

4.45 to do all such things as in the opinion of the board of directors of the Company are or may be incidental or conducive to the above objects or any of them.

          And it is hereby declared that for the purposes of this clause:-

          (a) the word "company" shall (except where referring to this Company) be deemed to include any person or partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, resident or domiciled in the United Kingdom or elsewhere;

          (b) "associated companies" shall mean any two or more companies if one has control of the other or others, or any person has control of both or all of them;

          (c) "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation;

          (d)  "and" and "or" shall mean "and/or";

          (e) "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible; and

          (f) the objects specified in each paragraph of this clause shall, except if at all where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company or the order in which such objects are stated, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.        The liability of the members is limited.


6. (3)The capital of the Company was, by virtue of a Special Resolution of the Company and with the sanction of an Order of the High Court of Justice dated 25 January 2002, reduced from (pound)250,000,001 divided into 2,500,000,000 ordinary shares of 10 pence each and the special rights non-voting redeemable preference share of (pound)1 to (pound)249,950,001 divided into 2,499,500,000 ordinary shares of 10 pence each and the special rights non-voting redeemable preference share of (pound)1 by the cancellation and extinguishment of the 500,000 issued ordinary shares of 10 pence each.

          The Special Resolution further provided for the creation of 500,000 ordinary
------------
(3) On incorporation, being 11 July 2000, the authorised share capital of the Company comprised 100 ordinary shares of (pound)1 each. On 28 November 2000, the one issued and each authorised but unissued ordinary share of (pound)1 each was sub-divided into 10 ordinary shares of 10 pence each and the authorised share capital of the Company increased to (pound)250,000,000 by the creation of 2,499,999,000 new ordinary shares of 10 pence each. On 7 December 2001, a special resolution was passed increasing the authorised share capital from (pound)250,000,000 to (pound)250,000,001 by the creation of a special rights non-voting redeemable preference share of (pound)1. The share capital of the Company was reduced from (pound)250,000,001 to (pound)249,950,001 by the cancellation and extinguishment of the 500,000 issued ordinary shares of 10 pence each by virtue of a special resolution passed on 7 January 2002 and with the sanction of an Order of the High Court of Justice dated 25 January 2002. The reduction became effective on 31 January 2002. The special resolution further provided for the creation of 500,000 ordinary shares of 10 pence each to take effect upon the reduction of capital taking effect. Accordingly, as at 31 January 2002, the authorised share capital of the Company was (pound)250,000,001, divided into 2,500,000,000 ordinary shares of 10 pence each and one special rights non-voting redeemable preference share of (pound)1.

          shares of 10 pence each to take effect upon the reduction of capital taking effect. Accordingly, by virtue of the said Special Resolution, the share capital is (pound)250,000,001, divided into 2,500,000,000 ordinary shares of 10 pence each and one special rights non-voting redeemable preference share of (pound)1. Forthwith upon the Scheme of Arrangement between National Grid Group plc (now named National Grid Holdings One plc) and its shareholders dated 10 December 2001 becoming effective, 1,498,036,707 ordinary shares of 10 pence each were issued and were deemed to be fully paid up and the remainder are unissued and the special rights non-voting redeemable preference share of (pound)1 was issued and was fully paid up.

The person whose name and address is subscribed wishes to form a Company pursuant to this Memorandum of Association, and agrees to take the number of shares in the capital of the Company set opposite its name.

--------------------------------------------------------------------------------

NAME, ADDRESS AND NUMBER OF SHARES TAKEN BY SUBSCRIBER

--------------------------------------------------------------------------------

                                                                        One
Mitre House Nominees Limited
Mitre House
160 Aldersgate Street
London  EC1A 4DD













--------------------------------------------------------------------------------

Dated this 11th day of August 2000.

Witness to the above signature:


Andrew Boden
Mitre House
160 Aldersgate Street
London  EC1A 4DD

Registered No. 4031152





                               THE COMPANIES ACTS



                        PUBLIC COMPANY LIMITED BY SHARES









                            MEMORANDUM OF ASSOCIATION



                                       of



                             NATIONAL GRID GROUP PLC
















                               CMS CAMERON MCKENNA
                                   MITRE HOUSE
                              160 ALDERSGATE STREET
                                 LONDON EC1A 4DD

                              T +44(0)207 367 3000
                              F +44(0)207 367 2000

Registered No. 4031152


                               THE COMPANIES ACTS
                        PUBLIC COMPANY LIMITED BY SHARES


                             ARTICLES OF ASSOCIATION

                                       OF

                             NATIONAL GRID GROUP PLC

                        (Adopted by a special resolution
                           passed on 7 December 2001)


                          Incorporated on 11 July 2000









                               CMS Cameron McKenna
                                   Mitre House
                              160 Aldersgate Street
                                 London EC1A 4DD

                              T +44(0)20 7367 3000
                              F +44(0)20 7367 2000


                           File Ref: IAS/037459.00578
                               Doc Ref: (52102221)

                                TABLE OF CONTENTS


DEFINITIONS AND INTERPRETATION.................................................1

1    Definitions and interpretation............................................1
2.   Table A excluded..........................................................5
3.   Form of resolutions.......................................................5
          SHARE CAPITAL........................................................5
4.   Share capital.............................................................5
5.   Rights attached to shares.................................................5
6.   Redeemable shares.........................................................5
7.   Unissued shares...........................................................5
8.   Payment of commissions....................................................6
9.   Trusts not recognised.....................................................6
10.  Variation of rights.......................................................6
11.  Matters not constituting a variation of rights............................7
          CERTIFICATES.........................................................7
12.  Right to certificates.....................................................7
13.  Execution of certificates.................................................7
14.  Replacement certificates..................................................8
15.  Uncertificated securities.................................................8
          LIEN.................................................................9
16.  Company's lien............................................................9
17.  Enforcing lien by sale after notice.......................................9
18.  Manner of sale............................................................9
19.  Application of sale proceeds..............................................9
          CALLS ON SHARES.....................................................10
20.  Calls....................................................................10
21.  Time of call.............................................................10
22.  Liability of joint shareholders..........................................10
23.  Interest.................................................................10
24.  Sums due on allotment or by way of instalment treated as calls...........10
25.  Power to differentiate...................................................11
26.  Advance payment of calls.................................................11
          FORFEITURE OF SHARES................................................11
27.  Notice if call not paid..................................................11
28.  Forfeiture if notice not complied with...................................11
29.  Notice of forfeiture.....................................................11
30.  Sale of forfeited share..................................................12
31.  Arrears to be paid notwithstanding forfeiture............................12

32.  Statutory declaration and validity of sale...............................12
          UNTRACED SHAREHOLDERS...............................................13
33.  Power to sell shares of untraced shareholders............................13
34.  Manner of sale and creation of debt in respect of net proceeds...........13
          TRANSFER OF SHARES..................................................14
35.  Form and execution of transfer...........................................14
36.  Right to refuse registration of partly paid share........................14
37.  Other rights to refuse registration......................................15
38.  Notice of refusal........................................................15
39.  Suspension of registration...............................................15
40.  No fee for registration..................................................15
41.  Retention of documents...................................................16
42.  Other Registers..........................................................16
          TRANSMISSION OF SHARES..............................................16
43.  Transmission on death....................................................16
44.  Election by person entitled by transmission..............................16
45.  Rights in respect of the share...........................................17
          ALTERATION OF CAPITAL...............................................17
46.  Increase, consolidation, sub-division and cancellation...................17
47.  Fractions................................................................17
48.  Reduction of capital.....................................................18
          STOCK...............................................................18
49.  Articles applicable to stock.............................................18
50.  Conversion of shares into stock..........................................18
51.  Transfer of stock........................................................18
52.  Rights attaching to stock................................................18
          PURCHASE OF OWN SHARES..............................................19
53.  Purchase of own shares...................................................19
          SPECIAL PROVISIONS RELATING TO SHARES...............................19
54.  The Special Share........................................................19
55.  Disclosure of Interests..................................................21
56.  Limitations on Shareholdings.............................................24
57.  Obligations relating to the Transmission Licence Holder..................30
          GENERAL MEETINGS....................................................31
58.  Annual general meetings..................................................31
59.  Extraordinary general meetings...........................................31
60.  Convening an extraordinary general meeting...............................31
          NOTICE OF GENERAL MEETINGS..........................................32
61.  Length of notice period..................................................32
62.  Contents of notices......................................................32

63.  Omission or non-receipt of notice........................................32
64.  Change of date, time or place of meeting.................................33
          PROCEEDINGS AT GENERAL MEETINGS.....................................33
65.  Quorum...................................................................33
66.  Procedure if quorum not present..........................................33
67.  Chairman of general meeting..............................................33
68.  Directors' right to attend and speak.....................................34
69.  Meeting at more than one place and/or in a series of rooms...............34
70.  Security arrangements....................................................34
71.  Adjournments.............................................................35
72.  Notice of adjourned meeting..............................................35
          VOTES OF SHAREHOLDERS...............................................36
73.  Method of voting.........................................................36
74.  Votes of shareholders....................................................36
75.  Votes of joint holders...................................................37
76.  Corporations acting by representatives...................................37
77.  Votes of shareholder suffering incapacity................................37
78.  No right to vote where sums overdue on shares............................37
79.  Votes on a poll..........................................................37
80.  Right to withdraw demand for a poll......................................38
81.  Procedure if poll demanded...............................................38
82.  When poll to be taken....................................................38
83.  Continuance of other business after poll demanded........................38
84.  Chairman's casting vote..................................................38
85.  Proposal or amendment of resolution......................................38
86.  Amendment of resolution ruled out of order...............................39
87.  Objections or errors in voting...........................................39
          PROXIES.............................................................39
88.  Execution of an appointment of proxy.....................................39
89.  Times for delivery of an appointment of proxy............................40
90.  Form of appointment of proxy.............................................41
91.  Validity of proxy........................................................41
92.  Maximum validity of proxy................................................42
          DIRECTORS...........................................................42
93.  Number of Directors......................................................42
94.  No shareholding qualification for Directors..............................42
          REMUNERATION OF DIRECTORS...........................................42
95.  Ordinary remuneration....................................................42
96.  Expenses.................................................................42
97.  Extra remuneration.......................................................43

          ALTERNATE DIRECTORS.................................................43
98.  Appointment, removal and resignation.....................................43
99.  Alternate to be responsible for his own acts and remuneration of alternate.............................................................44
          EXECUTIVE DIRECTORS.................................................44
100. Executive Directors......................................................44
          POWERS AND DUTIES OF DIRECTORS......................................45
101. General powers of the Company vested in the Board........................45
          DELEGATION OF DIRECTORS' POWERS.....................................45
102. Agents...................................................................45
103. Delegation to individual Directors.......................................45
104. Delegation to committees.................................................45
105. Power to establish local boards etc. ....................................46
          SPECIFIC POWERS.....................................................47
106. Provision for employees..................................................47
107. Borrowing Powers.........................................................47
          APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS....................52
108. Number to retire by rotation.............................................52
109. Position of Retiring Director............................................53
110. Eligibility for appointment as a Director................................53
111. Power of the Company to appoint Directors................................53
112. Power of the Board to appoint Directors..................................53
113. Company's power to remove a Director and appoint another in his place....54
114. Vacation of office by Directors..........................................54
115. Director not to retire on account of age.................................54
          DIRECTORS' INTERESTS................................................55
116. Contracts between a Director and the Company or a company in which the Company is interested................................................55
          DIRECTORS' GRATUITIES AND PENSIONS..................................58
117. Directors' gratuities and pensions.......................................58
          PROCEEDINGS OF THE BOARD............................................59
118. Board meetings...........................................................59
119. Notice of Board meetings.................................................59
120. Voting...................................................................59
121. Quorum...................................................................59
122. Number of Directors below minimum number.................................59
123. Appointment of chairman..................................................60
124. Competence of the Board..................................................60
125. Participation in meetings by telephone...................................60
126. Written resolutions......................................................60
127. Company books............................................................60
128. Validity of acts of the Board or a committee.............................61

          SECRETARY...........................................................61
129. Appointment and removal of Company Secretary.............................61
          THE SEAL............................................................61
130. Use of seal..............................................................61
131. Execution as a deed without sealing......................................62
132. Official seal............................................................62
          DIVIDENDS...........................................................62
133. Company may declare dividends............................................62
134. Board may pay interim dividends and fixed dividends......................62
135. Calculation and currency of dividends....................................62
136. Waiver of dividends......................................................63
137. Non-cash dividends.......................................................63
138. Scrip dividends..........................................................63
139. Enhanced scrip dividends.................................................65
140. Right to deduct amounts due on shares from dividends.....................65
141. No interest on dividends.................................................66
142. Payment procedure........................................................66
143. Receipt by joint shareholders............................................67
144. Where payment of dividends need not be made..............................67
145. Unclaimed dividends......................................................67
          CAPITALISATION OF PROFITS...........................................67
146. Capitalisation of profits................................................67
          AUTHENTICATION OF DOCUMENTS.........................................69
147. Authentication of documents..............................................69
          RECORD DATES........................................................69
148. Power to choose record date..............................................69
          ACCOUNTS AND OTHER RECORDS..........................................69
149. Records to be kept.......................................................69
150. Copy of accounts to be sent to shareholders..............................69
151. Inspection of records....................................................70
152. Destruction of documents.................................................70
          NOTICES.............................................................71
153. Form of notices..........................................................71
154. Service of notice........................................................71
155. When notice deemed served................................................72
156. Service of notice on person entitled by transmission.....................73
157. Record date for service..................................................73
158. Loss of entitlement to receive notices...................................73
159. Notice when post not available...........................................73
          WINDING-UP..........................................................74

160. Distribution in kind.....................................................74
161. Power of sale............................................................74
          INDEMNITY...........................................................74
162. Officer's indemnity......................................................74
163. Power to insure..........................................................75
          ADR DEPOSITARIES....................................................75
164. ADR Depositaries.........................................................75

Registered No. 4031152


                               THE COMPANIES ACTS
                        PUBLIC COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION
                                       of
                             NATIONAL GRID GROUP PLC
                                 (the "Company")

        (Adopted in substitution for and to the exclusion of all existing articles of association by a special resolution passed on 7 December 2001)




                         DEFINITIONS AND INTERPRETATION


1.        DEFINITIONS AND INTERPRETATION

1.1 In these Articles, the following words and expressions have the meanings indicated below:

          "ACT": the Companies Act 1985

          "ADR DEPOSITARY": a custodian or depositary or his nominee, approved by the Board, under contractual arrangements with the Company by which he or that nominee holds shares in the Company and he or another person issues American Depositary Receipts evidencing rights in relation to those shares or a right to receive them

          "ADR HOLDER": a person who has an interest in shares of the Company evidenced by an American Depositary Receipt

          "ADDRESS": includes (but only in relation to electronic communications) any number or address used for the purposes of such communications

          "AFFILIATE": in respect of any company, means every associated company, subsidiary, subsidiary undertaking, holding company or associated company, subsidiary or subsidiary undertaking of a holding company, of such company

          "THESE ARTICLES": these articles of association as originally adopted or as altered from time to time

          "ASSOCIATED COMPANY": an undertaking in which a company has a participating interest (as defined in section 260 of the Act) which is not a subsidiary of such company

          "AUDITORS": the auditors of the Company for the time being or, in the case of joint auditors, any one of them

          "BOARD": the board of Directors from time to time of the Company or those Directors present at a duly convened meeting of the Directors at which a quorum is present

          "BUSINESS DAY": a day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in the City of London

          "CASH MEMORANDUM ACCOUNT": an account so designated by the Operator

          "CLEAR DAYS": in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect (and "clear business days" shall be construed accordingly)

          "COMMUNICATION": as defined in the Electronic Communications Act 2000

          "CREST MEMBER": a person who has been admitted by the Operator as a system-member

          "DIRECTOR": a director for the time being of the Company

          "ELECTRONIC COMMUNICATION": as defined in the Electronic Communications Act 2000

          "LONDON STOCK EXCHANGE": London Stock Exchange plc

          "NATIONAL GRID GROUP": the Company and each of its wholly owned subsidiaries from time to time

          "OFFICE": the registered office of the Company

          "OPERATOR": CRESTCO Limited or such other person as may for the time being be approved by Her Majesty's Treasury as Operator under the Regulations

          "PAID UP": paid up or credited as paid up

          "PERSON ENTITLED BY TRANSMISSION": a person entitled to a share in consequence of the death or bankruptcy of a shareholder or of any other event giving rise to its transmission by operation of law and whose name is entered in the Register in respect of the share

          "RECOGNISED CLEARING HOUSE": a recognised clearing house within the meaning of the Financial Services and Markets Act 2000 acting in relation to a recognised investment exchange

          "RECOGNISED INVESTMENT EXCHANGE": a recognised investment exchange within the meaning of the Financial Services and Markets Act 2000

          "REGISTER": the register of shareholders of the Company

          "REGULATIONS": the Uncertificated Securities Regulations 2001

          "RELEVANT SYSTEM": the computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters in accordance with the Regulations

          "RESTRICTED PERSON": any person who is bound by the Balancing and Settlement Code by virtue of being a party to the BSC Framework Agreement dated 14 August 2000 or the holder of a licence under the Electricity Act 1989, any Affiliate thereof or the trustees (acting in that capacity) of any trust established by such person or Affiliate thereof

          "SEAL": the common seal of the Company or any official seal kept by the Company pursuant to the Statutes

          "SECRETARY": the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary and any person appointed to perform the duties of secretary temporarily or in any particular case

          "SHAREHOLDER" or "HOLDER": in relation to shares, the person whose name is entered in the Register as the holder of the shares

          "SPECIAL SHARE": the one special rights redeemable preference share of(pound)1

          "SPECIAL SHAREHOLDER": the person whose name is entered in the Register as the holder of the Special Share

          "STATUTES": every statute (including any statutory instrument, order, regulation or subordinate legislation made under it) for the time being in force concerning companies and affecting the Company, including the Regulations

          "SYSTEM'S RULES": the rules, regulations, procedures, facilities and requirements of the relevant system concerned

          "TRANSFER INSTRUCTION": a properly authenticated dematerialised instruction on a relevant system in accordance with the Regulations in such form, in such manner and from such person as the Board may determine

          "TRANSMISSION LICENCE": the licence to transmit electricity for the purpose of enabling a supply to be given to any premises or enabling a supply to be so given in England (other than the Scilly Isles) and Wales, which was granted to The National Grid Company plc on 26 March 1990 pursuant to section 6(1)(b) of the Electricity Act 1989, as amended from time to time, or any licence which succeeds or replaces all or part of such licence

          "TRANSMISSION LICENCE HOLDER": the holder from time to time of the Transmission

          Licence (at the date of adoption of these Articles being The National Grid Company plc)

          "UK LISTING AUTHORITY": the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000

          "UNITED KINGDOM": Great Britain and Northern Ireland

1.2 The expressions "DEBENTURE" and "DEBENTURE HOLDER" include "DEBENTURE STOCK" and "DEBENTURE STOCKHOLDER".

          References to writing include any method of reproducing or representing words in a legible and non-transitory form.

          References to the execution of a document include references to its being executed under hand or under seal or by any other method.

          References to the execution of an electronic communication include references to its being executed by such means as the Board may from time to time approve (including for the purpose of establishing the authenticity or integrity of the communication). Except insofar as these Articles expressly require a communication to be in writing, any electronic communication purporting to contain a copy of a document need not be in writing provided that it faithfully and intelligibly reproduces all the relevant information given in writing in the document. References to anything given, sent or received by, or contained in, an electronic communication include references to its being published on a web site and such publication being notified (by electronic communication or otherwise) to the relevant person in such manner that, where relevant, that person would be deemed to have notice of it, and access on that web site to it, for at least the duration of any relevant period of notice or availability prescribed by these Articles or by the Statutes.

          Unless the context otherwise requires, any words or expressions defined in the Statutes bear the same meaning in these Articles (or any part of these Articles) as the meaning in force at the date of the adoption of these Articles (or that part), save that the word "COMPANY" shall include any body corporate.

          Except where the contrary is stated, a reference to a statute or a statutory provision includes any amendment or re-enactment of it.

          Words importing the singular number only include the plural and vice versa. Words importing the masculine gender include the feminine and neuter gender. Words importing persons include corporations.

          References to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

          References to any security as being in certificated form or uncertificated form refer, respectively, to that security being a certificated unit of a security or an uncertificated unit of a security for the purposes of the Regulations.

          Headings are inserted for convenience only and shall not affect the construction of these Articles.


2.        TABLE A EXCLUDED

          None of the regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 or any other Statute shall apply as regulations or articles of the Company.


3.        FORM OF RESOLUTIONS

          A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under the Statutes or these Articles and a special resolution shall be effective for any purpose for which an extraordinary resolution is expressed to be required.


                                  SHARE CAPITAL

4.        SHARE CAPITAL

          At the date of adoption of these Articles, the authorised share capital of the Company is (pound)250,000,001 divided into 2,500,000,000 ordinary shares of ten pence each and one special rights redeemable preference share of (pound)1.


5.        RIGHTS ATTACHED TO SHARES

          Subject to the Statutes and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, in the absence of any such determination or in so far as such ordinary resolution does not make specific provision, as the Board may determine).


6.        REDEEMABLE SHARES

          Subject to the Statutes and without prejudice to any rights attached to any existing shares, shares may be issued which are to be redeemed or which are liable to be redeemed at the option of the Company or of the relevant shareholder on such terms and in such manner as may be provided for by these Articles.


7.        UNISSUED SHARES

          Subject to the Statutes and these Articles, the Board may offer, allot, grant options over, or otherwise dispose of unissued shares or rights to subscribe for, or to convert any security into, such shares to such persons and on such terms as they think fit.


8.        PAYMENT OF COMMISSIONS

          The Company may exercise the powers of paying commissions and brokerage conferred or permitted by the Statutes. Subject to the Statutes, any such commission may be satisfied by the payment of cash or by the allotment (or an option to call for the allotment) of fully or partly paid shares or partly in one way and partly the other.


9.        TRUSTS NOT RECOGNISED

          Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or recognise (except as otherwise provided by these Articles or by law or under an order of a court of competent jurisdiction) any interest in any share except an absolute right to the whole of the share in the shareholder.


10.       VARIATION OF RIGHTS

10.1 Subject to the Statutes, all or any of the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated with the written consent (including by electronic communication) of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class. The provisions of the Statutes and of these Articles relating to general meetings shall mutatis mutandis apply to any such separate meeting and to any meeting of the holders of shares of a class held otherwise than in connection with the variation or abrogation of the rights attached to shares of that class, except that:

          10.1.1 the necessary quorum shall be two persons between them holding or representing by proxy not less than one-third in nominal amount of the issued shares of that class or, at any adjourned meeting of holders of shares of that class at which such a quorum is not present, shall be any holder of shares of that class who is present in person or by proxy whatever the number of shares held by him;

          10.1.2 any holder of shares of that class present in person or by proxy may demand a poll; and

          10.1.3 every holder of shares of that class shall on a poll have one vote in respect of every share of that class held by him.

10.2 The provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class (and to any meeting of the holders of such shares held otherwise than in connection with the variation or abrogation of those rights) as if each group of shares of the class differently treated formed a separate class.

11.       MATTERS NOT CONSTITUTING A VARIATION OF RIGHTS

          The rights attached to any share or class of shares shall not, unless otherwise expressly provided by its terms of issue, be deemed to be varied, abrogated or breached by:

          11.1.1 the creation or issue of further shares ranking pari passu with it; or

          11.1.2 the purchase or redemption by the Company of any of its own shares (whether of that or any other class).


                                  CERTIFICATES

12.       RIGHT TO CERTIFICATES

12.1 Except as otherwise provided in these Articles, every person whose name is entered in the Register as a shareholder in the Company shall be entitled, within the time specified by the Statutes and without payment, to one certificate for all the shares of each class registered in his name. Upon a transfer of part of the shares of any class registered in his name, every shareholder shall be entitled without payment to one certificate for the balance of his shareholding in certificated form. Upon request and upon payment, for every certificate after the first, of such reasonable sum (if any) as the Board may determine, every shareholder shall be entitled to receive several certificates for shares in certificated form of one class registered in his name (subject to surrender for cancellation of any existing certificate representing such shares). Every shareholder shall be entitled to receive one certificate in substitution for several certificates for shares in certificated form of one class registered in his name upon surrender to the Company of all the share certificates representing such shares.

12.2 Subject as provided in the preceding part of this Article, the Company shall not be bound to issue more than one certificate in respect of certificated shares registered in the names of two or more persons and delivery of a certificate to one joint shareholder shall be a sufficient delivery to all of them.


13.       EXECUTION OF CERTIFICATES

          Every certificate for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates or similar documents) shall be issued under the Seal (or in such other manner as the Board, having regard to the terms of issue, the Statutes and the regulations of the UK Listing Authority, may authorise) and each share certificate shall specify the shares to which it relates, the distinguishing number (if any) of the shares and the amount paid up on the shares. The Board may determine, either generally or in relation to any particular case, that any signature on any certificate need not be autographic but may be applied by some mechanical or other means, or printed on the certificate, or that certificates need not be signed.

14.       REPLACEMENT CERTIFICATES

          If a share certificate for certificated shares is worn out, defaced or damaged then, upon its surrender to the Company, it shall be replaced free of charge. If a share certificate for certificated shares is or is alleged to have been lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board thinks fit. The Company shall be entitled to treat an application for a replacement certificate made by one of joint shareholders as being made on behalf of all the shareholders concerned.


15.       UNCERTIFICATED SECURITIES

15.1 Unless otherwise determined by the Board and permitted by the Regulations, the Company shall not issue and no person shall be entitled to receive a certificate in respect of any share or other security issued by the Company for so long as it is in uncertificated form.

15.2 Conversion of securities in certificated form into uncertificated form, and vice versa, may be made in such manner as the Board may, in its absolute discretion, think fit (subject always to the Statutes, the Regulations and the facilities and requirements of the relevant system).

15.3 All registers of holders relating to securities issued by the Company will be maintained as required by the Regulations and by the rules of the relevant system and will distinguish between securities held in uncertificated form and securities held in certificated form. Unless the Board shall otherwise determine, holdings of the same holder or joint holders in certificated form shall be treated as separate from the same person or persons' holdings in uncertificated form, but a class of securities shall not be treated as two classes by virtue only of the fact that it comprises securities in certificated form and securities in uncertificated form (even if, as a result of any provision of these Articles or the Regulations, securities are treated differently according to whether they are in certificated or uncertificated form).

15.4 No certificate will normally be issued in respect of securities held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange.

15.5 The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:

          15.5.1    the holding of shares of that class in uncertificated form;

          15.5.2 the transfer of title to shares of that class by means of a relevant system; or

          15.5.3    any provision of the Regulations.

                                      LIEN

16.       COMPANY'S LIEN

          The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company's lien on a share shall extend to any amount payable in respect of it. The Board may at any time resolve that any share shall be wholly or in part exempt from this Article.


17.       ENFORCING LIEN BY SALE AFTER NOTICE

          The Company may sell, in such manner as the Board determines, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been given to the holder of the share or the person entitled by transmission to his share, demanding payment and indicating that if the notice is not complied with the shares will be sold.


18.       MANNER OF SALE

          To give effect to a sale, the Board may authorise and instruct some person (which may include the shareholder concerned):

          18.1.1 in the case of shares held in certificated form to execute an instrument of transfer of the shares sold; and

          18.1.2 in the case of shares held in uncertificated form, subject to the system's rules, to send a transfer instruction, and/or to take other steps as may be necessary, to give effect to such a sale in accordance with the Regulations;

          in each case to, or in accordance with the directions of, the purchaser and a transfer of certificated shares in this way will be valid even if in respect of any of the shares no certificate accompanies the instrument of transfer. The transferee shall not be bound to see to the application of the purchase money and his title to the shares shall not be affected by any irregularity or invalidity of the proceedings in reference to the sale.


19.       APPLICATION OF SALE PROCEEDS

          The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (in the case of shares held in certificated form, upon surrender to the Company for cancellation of the certificate for the shares sold and in the case of shares held in uncertificated form, within a reasonable time following receipt by the Company of the net proceeds of sale and subject in each such case to a like lien for any monies not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares immediately before the sale.

                                CALLS ON SHARES

20.       CALLS

          Subject to the terms of issue, the Board may from time to time make calls upon the shareholders in respect of any money unpaid on their shares (whether in respect of the nominal amount or by way of premium). Each shareholder shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may, at any time before receipt by the Company of any sum due under the call, be revoked in whole or in part and payment of a call may be postponed in whole or in part, as the Board may determine. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.


21.       TIME OF CALL

          A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.


22.       LIABILITY OF JOINT SHAREHOLDERS

          The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.


23.       INTEREST

          If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the amount unpaid from the day it became due and payable until the day it is paid at the rate fixed by the terms of issue of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Board may waive payment of the interest wholly or in part.


24.       SUMS DUE ON ALLOTMENT OR BY WAY OF INSTALMENT TREATED AS CALLS

          An amount payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid these Articles shall apply as if that amount had become due and payable by virtue of a call.

25.       POWER TO DIFFERENTIATE

          Subject to the terms of issue, the Board may, on the issue of shares, differentiate between the allottees or shareholders in the amount of calls to be paid and the times of payment.


26.       ADVANCE PAYMENT OF CALLS

          The Board may, if it thinks fit, receive from any shareholder willing to advance them all or any part of the monies unpaid and uncalled upon the shares held by him and may pay interest upon the monies so advanced (to the extent such monies exceed the amount of the calls due and payable upon the shares in respect of which they have been advanced) at such rate (not exceeding 15 per cent. per annum unless the Company by ordinary resolution otherwise directs) as the Board may determine. A payment in advance of calls shall extinguish, to the extent of it, the liability upon the shares in respect of which it is advanced.


                              FORFEITURE OF SHARES

27.       NOTICE IF CALL NOT PAID

          If a call or instalment of a call remains unpaid after it has become due and payable, the Board may at any time serve a notice on the shareholder requiring payment of so much of the call or instalment as remains unpaid together with any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall specify a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall indicate that if the notice is not complied with the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited and, in such case, references in these Articles to forfeiture shall include surrender.


28.       FORFEITURE IF NOTICE NOT COMPLIED WITH

          If any notice served under the immediately preceding Article is not complied with, any share in respect of which the notice was given may, before payment of all calls or instalments and interest due in respect of it is made, be forfeited by (and with effect from the time of the passing of) a resolution of the Board that such share be forfeited. The forfeiture shall include all dividends declared and other monies payable in respect of the forfeited shares and not paid before the forfeiture.


29.       NOTICE OF FORFEITURE

          When any share has been forfeited, notice of the forfeiture shall be served upon the person who was, before the forfeiture, the holder, but a forfeiture shall not be invalidated by any failure to give such notice. An entry of such notice and an entry of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to make such entries as aforesaid.


30.       SALE OF FORFEITED SHARE

          Until cancelled in accordance with the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was the holder before the forfeiture or to any other person upon such terms and in such manner as the Board thinks fit. To give effect to a sale or other disposal, the Board may:

          30.1.1 in the case of shares held in certificated form, authorise a person to execute an instrument of transfer; and

          30.1.2 in the case of shares held in uncertificated form, authorise and instruct a person (which may include the person who was the holder prior to the forfeiture of the shares concerned), subject to the relevant system's rules, to send a transfer instruction, and/or take other such steps as may be necessary, to give effect to such a sale or other disposal in accordance with the Regulations, to the designated transferee (and a transfer of certificated shares in this way will be valid even if in respect of any of the shares no certificate accompanies the instrument of transfer). The Company may receive any consideration given for the share on its disposal and may register the transferee as holder of the share. At any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board thinks fit.


31.       ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

          A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares and, in the case of shares held in certificated form, shall surrender to the Company for cancellation the certificate for the forfeited shares but in all cases shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest thereon from the date of forfeiture until payment at such rate (not exceeding 15 per cent. per annum) as the Board may determine. The Board may waive payment wholly or in part and the Board may enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.


32.       STATUTORY DECLARATION AND VALIDITY OF SALE

          A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the completion of any formalities necessary to effect a transfer) constitute a good title to the share and the person to whom the share is disposed of shall be registered as the holder and shall be discharged from all calls made prior to such disposition and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.


                             UNTRACED SHAREHOLDERS

33.       POWER TO SELL SHARES OF UNTRACED SHAREHOLDERS

          Subject to the Regulations, the Company shall be entitled to sell at the best price reasonably obtainable any shares of a shareholder or any shares to which a person is entitled by transmission if in respect of those shares:

33.1 for a period of at least 12 years (the "QUALIFYING PERIOD"), no cheque, warrant or other financial instrument or payment sent by the Company in the manner authorised by these Articles has been cashed; the Company has paid at least three dividends; and no dividend has been claimed;

33.2 the Company has at the expiration of the qualifying period given notice of its intention to sell such shares by two advertisements, one in a national newspaper published in the United Kingdom and the other in a newspaper circulating in the area in which the last known address of the shareholder or the address at which service of notices may be effected in the manner authorised by these Articles is located; and

33.3 so far as the Board is aware, the Company has not during the qualifying period or the period of three months after the date of such advertisements (or the later of the two dates if they are published on different dates) and prior to the exercise of the power of sale received any communication from the shareholder or person entitled by transmission.


34.       MANNER OF SALE AND CREATION OF DEBT IN RESPECT OF NET PROCEEDS

34.1 To give effect to any such sale (as referred to in Article 33), the Board may authorise and instruct a person:

          34.1.1 in the case of shares held in certificated form, to execute an instrument of transfer of the shares; and

          34.1.2 in the case of shares held in uncertificated form, subject to the relevant system's rules, to send a transfer instruction, and take such other steps as may be necessary, to give effect to such a transfer in accordance with the Regulations, and such instrument of transfer or transfer instruction and the taking of other steps as may be necessary in accordance with the Regulations as aforesaid shall be as effective as if they had been executed by the holder of, or the person entitled by transmission to, the shares. The transfer of certificated shares in this way will be valid even if in respect of any of the shares no certificate accompanies the instrument of transfer. The transferee shall not be bound to see to the application of the purchase money and his title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

34.2 The net proceeds of sale shall belong to the Company which shall be indebted to the former shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of it and the Company shall not be required to account for any monies earned on the net proceeds, which may be employed in the business of the Company or otherwise invested as the Board thinks fit.


                               TRANSFER OF SHARES

35.       FORM AND EXECUTION OF TRANSFER

35.1 Subject to such of the restrictions of these Articles as may be applicable, a shareholder may transfer all or any of his shares, in the case of shares held in certificated form, by an instrument of transfer in any usual form or in any other form which the Board may approve or, in the case of shares held in uncertificated form, in accordance with the Regulations and the system's rules and otherwise in such manner as the Board in its absolute discretion shall determine. An instrument of transfer shall be executed by or on behalf of the transferor and (unless the share is fully paid) by or on behalf of the transferee. Subject to the Statutes, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it.

35.2 Subject to the Statutes and notwithstanding any other provisions of these Articles, the Board shall have power to implement any arrangements it may think fit to enable:

          35.2.1 title to any securities of the Company to be evidenced and transferred without a written instrument in accordance with the Regulations and the facilities and requirements of the relevant system concerned; and

          35.2.2 rights attaching to such securities to be exercised notwithstanding that such securities are held in uncertificated form where, in the Board's opinion, these Articles do not otherwise allow or provide for such exercise.


36.       RIGHT TO REFUSE REGISTRATION OF PARTLY PAID SHARE

          Subject to the Statutes, the Board may refuse to register the transfer of a share which is not fully paid without giving any reason for so doing provided that, where any such shares are admitted to the Official List of the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

37.       OTHER RIGHTS TO REFUSE REGISTRATION

          Subject to the Statutes, the Board may also refuse to register the transfer of a share:

37.1 in the case of shares held in certificated form, if it is not lodged, duly stamped (if necessary), at the Office or at such other place as the Board may appoint and accompanied by the certificate for the shares to which it relates (where a certificate has been issued in respect of the shares and these Articles do not provide for such a transfer to be valid without production of the certificate) and/or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so);

37.2      if it is not in respect of one class of share only;

37.3      if it is in favour of more than four transferees jointly;

37.4 if it is in favour of a minor, bankrupt or person of mental ill health;

37.5 without prejudice to the foregoing, in the case of shares held in uncertificated form, in any other circumstances permitted by the Regulations and/or the relevant system's rules;

37.6 where the Board is obliged or entitled to refuse to do so as a result of any failure to comply with a notice under section 212 of the Act; or

37.7      to the extent it is obliged to refuse to do so in accordance with
          Article 56.6.


38.       NOTICE OF REFUSAL

          If the Board refuses to register a transfer it shall, in the case of shares held in certificated form, within two months after the date on which the transfer was lodged and in the case of shares held in uncertificated form, within two months after the date on which the relevant transfer instruction was received by or on behalf of the Company, send to the transferee notice of the refusal.


39.       SUSPENSION OF REGISTRATION

          The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any calendar year) as the Board may determine but if the Company is a participating issuer within the meaning of the Regulations the Register will not be closed without the prior consent of the Operator.


40.       NO FEE FOR REGISTRATION

          No fee shall be charged for the registration of any instrument of transfer or document relating to or affecting the title to any share.

41.       RETENTION OF DOCUMENTS

          Any instrument of transfer which is registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.


42.       OTHER REGISTERS

          Subject to the Statutes, the Company may keep an overseas, local or other register in any place, and the Board may make and vary such regulations as it may think fit concerning the keeping of that register.


                            TRANSMISSION OF SHARES

43.       TRANSMISSION ON DEATH

          If a shareholder dies, the survivor or survivors where he was a joint shareholder, and his personal representatives where he was a sole shareholder or the only survivor of joint shareholders shall be the only persons recognised by the Company as having any title to his shares; but nothing contained in this Article shall release the estate of a deceased shareholder from any liability in respect of any share solely or jointly held by him.


44.       ELECTION BY PERSON ENTITLED BY TRANSMISSION

          Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder or of any other event giving rise to its transmission by operation of law may, upon such evidence being produced as the Board may require and subject (where relevant) to the system's rules, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the shareholder, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall, subject (where relevant) to the system's rules, effect or procure a transfer of the share in favour of that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer executed by the shareholder.

45.       RIGHTS IN RESPECT OF THE SHARE

          A person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder or of any other event giving rise to its transmission by operation of law shall have the same rights to which he would be entitled if he were the shareholder of that share, except that he shall not be entitled in respect of it to attend or vote at any general meeting of the Company or at any separate meeting of the holders of any class of shares in the Company until he is registered as the holder of the share. The Board may at any time give notice to such person requiring him to elect either to become the holder of the share or to transfer the share and if the notice is not complied with within 60 clear days from the date of the notice, the Board may withhold payment of all dividends and other monies payable in respect of the share until he complies with the notice.


                             ALTERATION OF CAPITAL


46.       INCREASE, CONSOLIDATION, SUB-DIVISION AND CANCELLATION

          The Company may by ordinary resolution:

46.1 increase its share capital by new shares of such amount as the resolution prescribes;

46.2 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

46.3 subject to the Statutes, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or have such qualified or deferred rights or be subject to any restrictions as compared with the others; and

46.4 cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the shares so cancelled.


47.       FRACTIONS

          Whenever as a result of a consolidation, division or sub-division of shares any shareholder would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and, in particular, may sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and may distribute the net proceeds of sale in due proportion among those shareholders save for amounts of (pound)3.00 or less, which shall be retained for the benefit of the Company. To give effect to any such sale, the Board may authorise and instruct a person to take such steps as may be necessary (subject, in the case of shares held in uncertificated form, to the system's rules) to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. Subject to the Statutes, where a shareholder holds shares in both certificated and uncertificated form, the Board may for these purposes treat them as separate holdings, and may at its discretion arrange for any shares representing fractions to be entered in the Register as held in certificated or uncertificated form in order to facilitate their sale under this Article. The transferee shall not be bound to see to the application of the purchase money and his title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.


48.       REDUCTION OF CAPITAL

          Subject to the Statutes, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account or other undistributable reserve in any manner.


                                     STOCK

49.       ARTICLES APPLICABLE TO STOCK

          In these Articles, "STOCK" means a unit or units comprising paid up shares (of the same or different denominations) in any combination which have been converted in accordance with the next following Article. The provisions of these Articles applicable to paid up shares shall apply to stock, and the word "SHARE" shall include "STOCK", and "SHAREHOLDER" and "HOLDER" (where it relates to shares) shall include "STOCKHOLDER".


50.       CONVERSION OF SHARES INTO STOCK

50.1 The Company may by ordinary resolution convert any fully paid up shares into stock and re-convert any stock into fully paid up shares of any denomination.

50.2 Any such resolution to convert shares of a particular class into stock which does not expressly disapply this paragraph of this Article shall (notwithstanding any other terms of the resolution) operate automatically to convert shares of that class which subsequently become fully paid into stock on the same basis, but not if the stock initially created by the resolution has been re-converted into shares of any denomination.


51.       TRANSFER OF STOCK

          Stock may be transferred in accordance with these Articles which, prior to conversion, applied to the shares from which the stock arose or as near thereto as circumstances allow, but the Board may from time to time fix the minimum amount of stock which is transferable (which minimum amount shall not exceed the nominal amount of the shares from which the stock arose), in which case stock may be transferred in the sum of the minimum amount or a multiple of it.


52.       RIGHTS ATTACHING TO STOCK

          A holder of stock shall, according to the amount of the stock held by him, have the same rights (including voting rights) as if he held the shares from which the stock arose, but no such rights (except participation in dividends and in assets on a winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred those rights.


                            PURCHASE OF OWN SHARES

53.       PURCHASE OF OWN SHARES

          Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class (including any redeemable shares). The Company may not purchase any of its shares unless the purchase has been sanctioned (at the time that authority for a market purchase is given or an off-market purchase contract is approved) by such resolution of the Company as may be required by the Statutes and by an extraordinary resolution passed at a separate general meeting (or meetings if there is more than one class) of the holders of any securities which entitle the holders to convert them into equity share capital of the Company. Neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital attached to any class of shares.


                     SPECIAL PROVISIONS RELATING TO SHARES

54.       THE SPECIAL SHARE

54.1 The Special Share may only be issued to, held by and transferred to one of Her Majesty's Secretaries of State, another Minister of the Crown, the Solicitor for the affairs of Her Majesty's Treasury or any other person acting on behalf of the Crown.

54.2 Notwithstanding any provision in these Articles to the contrary, each of the following matters shall be deemed to be a variation of the rights attaching to the Special Share and shall accordingly be effective only with the consent in writing of the Special Shareholder and without such consent shall not be done or caused to be done:

          54.2.1 the amendment, or removal, or the alteration of the effect of (which, for the avoidance of doubt, shall be taken to include the ratification of any breach of) all or any of the following:

                    (a) in Article 1, the definitions of "Act", "Affiliate", "associated company", "Board", "National Grid Group", "recognised clearing house", "recognised investment exchange", "Restricted Person", "Special Share", "Special Shareholder", "Transmission Licence" and "Transmission Licence Holder";

                    (b)  this Article;

                    (c) Article 55 (save to the extent that any amendment, removal or alteration thereof is required to comply with the Listing Rules of the UK Listing Authority, as amended from time to time); and

                    (d)  Articles 56 and 57;

          54.2.2 the creation or issue of any shares in the Company with voting rights attached, not being:

                    (a) shares comprised or shares which would, following issue, be comprised in the relevant share capital (as defined in section 198(2) of the Act) of the Company; or

                    (b) shares which do not or shares which, following issue, would not constitute equity share capital (as defined in section 744 of the Act) and which, when aggregated with all other such shares, carry (or would, if in issue, carry) the right to cast less than 15 per cent. of the maximum number of votes capable of being cast on a poll on any resolution at any general meeting of the Company (whether or not the votes could be cast on a poll in relation to all resolutions at all general meetings);

          54.2.3 the variation of any rights (save for dividend rights and rights to repayment of capital) attached to any shares in the Company (and, for the avoidance of doubt, the creation or issue of shares falling within paragraphs 54.2.2(a) or
                    (b) above shall not be regarded as a variation for the purposes of this paragraph);

          54.2.4 the disposal by the Company or the disposal by any other member of the National Grid Group, to any person who is not a member of the National Grid Group, of all or any of the shares or of any rights or interests therein held by such company in the Transmission Licence Holder or in any company which directly or indirectly holds shares therein, or the entering into by the Company or any other member of the National Grid Group of any agreement or arrangement with any person who is not a member of the National Grid Group with respect to, or to the exercise of any rights attaching to, such shares;

          54.2.5 any scheme or arrangement which if put into effect would relieve the Transmission Licence Holder or any other Affiliate of the Company of, or otherwise modify, the obligations required to be imposed on such person by the Company by virtue of the provisions of Article 57;

          54.2.6 the voluntary winding-up of the Company, a special resolution to the effect that the Company should be wound up by the court, the presentation by the Company or by the Directors (whether solely or jointly with each other or with any other person) of a petition for the winding-up of the Company by the court or any proposal for any of the foregoing;

          54.2.7 the presentation by the Company (whether solely or jointly with any other person) of a petition to the court for, or the exercise by the Company of any rights in support of, the winding-up of the Transmission Licence Holder or any proposal for either of the foregoing;

          54.2.8 the presentation by the Company or by the Directors (whether solely or jointly with each other or with any other person) of a petition applying for an administration order pursuant to section 9 of the Insolvency Act 1986 or any proposal therefor;

          54.2.9 the proposal by the Board of a voluntary arrangement pursuant to section 1 of the Insolvency Act 1986; and

          54.2.10   the establishment of a holding company for the Company.

54.3      For the purposes of:

          54.3.1    paragraph 54.2.4 of this Article:

                    (a) "DISPOSAL" shall include any sale, exchange, gift, lease, licence, mortgage, charge or the grant of any other encumbrance or the permitting of any encumbrance to subsist or any other disposition to a third party; and

                    (b) "AGREEMENTS OR ARRANGEMENTS" shall include all agreements or arrangements of the type contemplated by section 204(2)(a) of the Act (as if that section extended to all shares in the relevant company howsoever acquired).

          54.3.2 paragraph 54.2.10 of this Article, the term "HOLDING COMPANY" shall have the meaning given to it in sections 736, 736A and 736B of the Act as substituted by section 144 of the Companies Act 1989.

54.4 The Special Shareholder shall be entitled to receive notice of, and to attend and speak at, any general meeting or any separate meeting of the holders of any class of shares, but the Special Share shall carry no right to vote nor any other rights at any such meeting.

54.5 In a distribution of capital in the winding-up of the Company, the Special Shareholder shall be entitled to repayment of the capital paid up or treated for the purposes of the Act as paid up on the Special Share in priority to any repayment of capital to any other shareholder. The Special Share shall confer no other right to participate in the capital, and no right to participate in the profits, of the Company.

54.6 The Special Shareholder may, after consulting the Company and subject to the provisions of the Act, require the Company to redeem the Special Share at par at any time by giving notice to the Company and delivering to it the relevant share certificate.


55.       DISCLOSURE OF INTERESTS

55.1 If a shareholder, or any other person appearing to be interested in shares held by that shareholder, has been given notice under section 212 of the Act, he shall, if requested, also be obliged, in addition to giving the Company the information thereby required, to notify the Company if he is a Relevant Person (as defined in Article 56.2.7 below) or a Restricted Person. If he has failed in relation to any shares (the "DEFAULT SHARES") to give the

          Company the information required from him under the notice within the prescribed period from the date of the notice, the following sanctions shall apply (subject to paragraph 55.6 below), unless the Board otherwise determines:

          55.1.1 the shareholder shall not be entitled in respect of the default shares to attend or vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares; and

          55.1.2 where the default shares represent 0.25 per cent. or more of their class:

                    (a) any dividend (including any non-cash dividend) or money payable in respect of the shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the shareholder shall not be entitled to elect, pursuant to Article 139 below, to receive shares instead of that dividend; and

                    (b) no transfer, other than an approved transfer, of any shares held by the shareholder shall be registered unless:

                         (i) the shareholder is not himself in default as regards supplying the information required; and

                         (ii) the shareholder provides evidence to the
                              satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Regulations.

55.2 Where the sanctions under paragraph 55.1 above apply in relation to any shares, they shall cease to have effect -

          55.2.1 if the shares are transferred by means of an approved transfer; or

          55.2.2 when the Board is satisfied that the information required by the notice mentioned in that paragraph has been received in writing by the Company.

55.3      For the purposes of this Article -

          55.3.1 a person other than the shareholder holding a share shall be treated as appearing to be interested in that share if the shareholder has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the shareholder or, pursuant to a section 212 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

          55.3.2    "INTERESTED" shall be construed as it is for the purpose of section 212 of the Act;

          55.3.3 reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes (i) reference to his having failed or refused to give all or any part of it and (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

          55.3.4    "THE PRESCRIBED PERIOD" means -

                    (a)  in a case where the default shares represent at least
                         0.25 per cent. of their class, fourteen days; and

                    (b)  in any other case, twenty-eight days;

          55.3.5 an "APPROVED TRANSFER" means, in relation to any shares held by a shareholder:-

                    (a) a transfer pursuant to acceptance of an offer made to all the holders (or all the holders other than the person making the offer and his associates (as such term is defined in section 430E of the Act)) of the shares in the Company to acquire those shares or a specified proportion of them, or to all the holders (or all the holders other than the person making the offer and his associates (as such term is defined in Section 430E of the Act)) of a particular class of those shares to acquire the shares of that class or a specified proportion of them; or

                    (b) a transfer in consequence of a sale made through a recognised clearing house, a recognised investment exchange or other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or

                    (c) a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the shareholder and with any other person appearing to be interested in the shares.

55.4 Where, on the basis of information obtained from a shareholder in respect of any share held by him, the Company gives a notice under section 212 of the Act to any other person, it shall at the same time send a copy of the notice to the shareholder, but the accidental omission to do so, or the non-receipt by the shareholder of the copy, shall not invalidate or otherwise affect the application of paragraph
          55.1.1 above.

55.5 Where the shareholder on whom the notice under section 212 of the Act is served is the ADR Depositary acting in its capacity as such, the obligations of the ADR Depositary as a shareholder pursuant to the preceding provisions of this Article shall be limited to disclosing to the Company such information relating to the shares in question as has been recorded pursuant to the terms entered into between the ADR Depositary and the Company provided that nothing in this paragraph
          55.5 shall in any other way restrict the powers of the Board under this Article.

55.6 Where a notice under section 212 of the Act is served upon the ADR Depositary acting in its capacity as such, or upon any other person appearing to be interested in shares held by the ADR Depositary, the sanctions under paragraph 55.1.1 shall not be effective unless the Company serves upon the ADR Depositary a notice stating that a specified ADR Holder or ADR Holders is or are believed to be interested in a specified number of shares, and that those shares are default shares (as defined in paragraph 55.1).


56.       LIMITATIONS ON SHAREHOLDINGS

56.1      The purpose of this Article is to prevent:

          56.1.1 any person (other than a Permitted Person as defined below) directly or indirectly having or controlling the right to cast on a poll 15 per cent. or more of the votes at general meetings of the Company; and

          56.1.2 Restricted Persons directly or indirectly having or controlling the right to cast on a poll at general meetings of the Company percentages equal to or in excess of such lower percentages of the votes as are set out in paragraph
                    56.2.5 below.

56.2      In this Article:

          56.2.1 "ADDITIONAL INTEREST" means any such interest as is referred to in paragraph 56.2.2 (b) below;

          56.2.2    "INTEREST", in relation to shares, means:

                    (a) any interest which would be taken into account in determining for the purposes of Part VI of the Original Act whether a person has a notifiable interest (including any interest which he would be taken as having for those purposes); and

                    (b)  any interest (an "ADDITIONAL INTEREST") mentioned in
                         section 209(1)(a), (b), (d), (e), (g) or (h) of the
                         Original Act (except that of a bare or custodian trustee under the laws of England and Wales and of a simple trustee under the laws of Scotland) or mentioned in section 208(4)(b) of the Original Act (but on the basis that the entitlement there referred to could arise under an agreement within the meaning in section 204(5) and (6) of the Act), and "INTERESTED" shall be construed accordingly;

          56.2.3 the "ORIGINAL ACT" means the Companies Act 1985 as in force at 11 December 1995 and notwithstanding any repeal, modification or re-enactment thereof after that date (including for the avoidance of doubt, any amendment, replacement or repeal by regulations made by the Secretary of State pursuant to section 210A of the Act to the definition of relevant share capital in section 198(2) or to the provisions as to what is taken to be an interest in shares in section 208 or as to what interests are to be disregarded in section 209 or the percentage giving rise to a notifiable interest in section 199(2));

          56.2.4    "PERMITTED PERSON" means:

                    (a)  an ADR Depositary, acting in its capacity as such;

                    (b) a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, in each case acting in its capacity as such;

                    (c) the chairman of a meeting of the Company or of a meeting of the holders of Relevant Share Capital or of any class thereof when exercising the voting rights conferred on him under paragraph 56.9 below;

                    (d) a trustee (acting in that capacity) of any employees' share scheme of the Company;

                    (e) any person who has an interest but who, if the incidents of his interest were governed by the laws of England and Wales, would in the opinion of the Board be regarded as a bare trustee of that interest, in respect of that interest only;

                    (f) an underwriter or sub-underwriter in respect of interests in shares which exist only by virtue of a contingent obligation to purchase or subscribe for such shares pursuant to an underwriting or sub-underwriting agreement approved by the Board or in respect of interests in shares purchased or subscribed for by it pursuant to such an obligation;

                    (g) any other person who under arrangements approved by the Board subscribes or otherwise acquires Relevant Share Capital (or interests therein) which has been allotted or issued with a view to that person (or purchasers from that person) offering the same to the public, for a period not exceeding three months from the date of the relevant allotment or issue (and in respect only of the shares so subscribed or otherwise acquired);

                    (h) Japan Securities Clearing Corporation and/or its nominee acting in its capacity as a clearing house in respect of dealings on the Tokyo Stock Exchange;

                    (i) The Depository Trust Company and/or its nominee acting in the capacity of a clearing agency in respect of dealings in American Depositary Receipts;

                    (j) any person who has an interest, and who shows to the satisfaction of the Board that he has it by virtue only of being entitled to exercise or control the exercise (within the meaning of section 203(4) of the Original
                         Act) of one-third or more of the voting power at general meetings of a company which is a Permitted Person within (a) to (i) above; or

                    (k) a CREST member acting as trustee of shares in respect of which no other person (other than a Permitted Person) is or becomes a Relevant Person (including, without limitation, by virtue of being deemed to be one);

          56.2.5    "RELEVANT PERSON" means:

                    (a) any person (whether or not identified and regardless of whether he in addition falls within paragraph 56.2.5
                         (b) below) who has, or who appears to the Board to have, an interest in shares which carry the right to cast 15 per cent. or more of the total votes attaching to Relevant Share Capital of all classes (taken as a whole) and capable of being cast on a poll, or who is deemed for the purposes of this Article to be a Relevant Person; or

                    (b) any person (whether or not identified) who is, or who appears to the Board to be, a Restricted Person having an interest in shares which carry the right to cast 1 per cent. or more of the total votes attaching to Relevant Share Capital of all classes (taken as a whole) and capable of being cast on a poll;

          56.2.6 "RELEVANT SHARE CAPITAL" means the relevant share capital (as defined in section 198(2) of the Original Act), and references therein to the temporary suspension of voting rights shall for the purposes of this Article include shares subject to the provisions of Article 56.4;

          56.2.7 "RELEVANT SHARES" means all shares comprised in the Relevant Share Capital in which a Relevant Person has, or appears to the Board to have, an interest or which are deemed for the purposes of this Article to be Relevant Shares; and

          56.2.8 "REQUIRED DISPOSAL" means a disposal or disposals of such a number of Relevant Shares (or interests therein) as will cause a Relevant Person to cease to be a Relevant Person, not being a disposal to another Relevant Person (other than a Permitted Person) or a disposal which constitutes any other person (other than a Permitted Person) becoming a Relevant Person;

          and, for the purposes of this Article, where the Board resolves that it has made reasonable enquiries and that it is unable to determine:

          (a) whether or not a particular person has an interest in any particular shares comprised in Relevant Share Capital, or

          (b)       who is interested in any particular shares so comprised,

          the shares concerned shall be deemed to be Relevant Shares and all persons interested in them to be Relevant Persons.

56.3 No Restricted Person shall be entitled in any circumstances, in respect of any part of its interest in the Company's shares which carries the right to cast in excess of 1 per cent. of the total votes attaching to the Relevant Share Capital of all classes (taken as a whole) and capable of being cast on a poll, to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares.

56.4 Subject to paragraphs 56.5, 56.15 and 56.16 below and without prejudice to Article 55 above, the provisions of Part VI of the Original Act shall apply in relation to the Company as if those provisions extended to Additional Interests and accordingly the rights and obligations arising under that Part shall apply in relation to the Company, its shareholders and all persons interested in Relevant Share Capital, as extended by this paragraph; but so that Additional Interests shall, when disclosed to the Company, be entered in a separate register kept by the Company for that purpose. The rights and obligations created by this paragraph in respect of interests in shares (including, but not limited to, Additional Interests) are in addition to and separate from those arising under
          Part VI of the Act.

56.5      Sections 210(3) to (6) inclusive, 211(10), 213(3) (so far as it relates to section 211(10)), 214(5), 215(8), 216(1) to (4) inclusive,
          217(7), 218(3), 219(3) and (4), 454, 455, 732 and 733 of the Original
          Act shall not apply in respect of Additional Interests.

56.6 If, to the knowledge of the Board, any person other than a Permitted Person is or becomes a Relevant Person (including, without limitation, by virtue of being deemed to be one), the Board shall give notice to all persons (other than persons referred to in paragraph 56.11 below) who appear to the Board to have interests in the Relevant Shares and, if different, to the registered holders of those shares. The notice shall set out the restrictions referred to in paragraph 56.9 below and call for a Required Disposal to be made within 21 days of the giving of the notice to the holder or such longer period as the Board considers reasonable. If the Relevant Shares are held by an ADR Depositary, the notice shall state that:

          56.6.1 a specified ADR Holder or ADR Holders (the "RELEVANT ADR HOLDER(S)"), as the case may be, is or are believed or deemed to be ADR Holders through which a Relevant Person or Persons have interests in either case as specified in the notice; and

          56.6.2 the Board believes that each Relevant ADR Holder or the Relevant Person or Persons believed or deemed to have interests through such Relevant ADR Holder, is or are deemed to be interested in a specific number of shares.

          The Board may extend the period in which any such notice is required to be complied with and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to it that there is no Relevant Person in relation to the shares concerned. After the giving of such a notice, and save for the purpose of a Required Disposal under this or the following paragraph, no transfer of any of the Relevant Shares may be registered until either the notice is withdrawn or a Required Disposal has been made to the satisfaction of the Board and registered.

56.7 If a notice given under paragraph 56.6 above has not been complied with in all respects to the satisfaction of the Board and has not been withdrawn, the Board shall so far as it is able, make a Required Disposal (or procure that a Required Disposal is made) and shall give written notice of the disposal to those persons on whom the notice was served. The Relevant Person(s) and the registered holder(s) of the shares duly disposed of shall be deemed to have irrevocably and unconditionally authorised the Board to make such

          Required Disposal. The manner, timing and terms of any such Required Disposal made or sought to be made by the Board (including but not limited to the price or prices at which the same is made and the extent to which assurance is obtained that no transferee, except a Permitted Person, is or would become a Relevant Person) shall be such as the Board determines, based on advice from bankers, brokers, or other appropriate persons consulted by it for the purpose, to be reasonably practicable having regard to all the circumstances, including but not limited to the number of shares to be disposed of and the requirement that the disposal be made without delay; and the Board shall not be liable to any person for any of the consequences of reliance on such advice. If, in relation to the Required Disposal to be made by the Board, Relevant Shares are held by more than one holder (treating joint holders of any Relevant Shares as a single holder) the Board shall cause as nearly as practicable the same proportion of each holding (so far as known to them) of the Relevant Shares to be sold.

56.8 For the purposes of effecting any Required Disposal of shares in certificated form, the Board may authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any shareholder and may enter the name of the transferee in the Register in respect of the transferred shares notwithstanding the absence of any share certificate and may issue a new certificate to the transferee and an instrument of transfer executed by such person shall be as effective as if it had been executed by the registered holder of the transferred shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. A Required Disposal of shares in uncertificated form can be made by a relevant system, to the extent allowed by the Regulations and the Board shall be entitled to require the holder of that uncertificated share by notice to give any instructions necessary or to take any action (including appointing any person to take any step) to transfer title to that share by means of a relevant system. The net proceeds of the disposal shall be received by the Company whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable in respect of it and after deduction of any expenses incurred by the Board in the sale) to the former holder (or in the case of joint holders, the first of them named in the register):

          56.8.1 in the case of shares in certificated form, together with, if appropriate, a new certificate in respect of the balance of the Relevant Shares to which he is entitled upon surrender by him or on his behalf of any certificate in respect of the Relevant Shares sold and formerly held by him; or

          56.8.2 in the case of shares in uncertificated form, when the disposal has been made using a relevant system.

56.9 A holder of a Relevant Share on whom a notice has been given under (and complying with) paragraph 56.6 above shall not in respect of that share be entitled, until such time as the notice has been complied with to the satisfaction of the Board or withdrawn, to attend or vote at any general meeting of the Company or meeting of the holders of Relevant Share Capital or of any class thereof, or to exercise any other right as a shareholder in relation to any such meeting; and the rights to attend (whether in person or by representative or proxy), to speak and to demand and vote on a poll which would have attached to the Relevant Share had it not been a Relevant Share shall vest in the chairman of any such meeting. The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion. The chairman of any such meeting shall be informed by the Board of any share becoming or being deemed to be a Relevant Share.

56.10 Without prejudice to the provisions of the Act and subject to paragraph 56.2.4 above, the Board may assume without enquiry that a person is not a Relevant Person unless the information contained in the registers kept by the Company under Part VI of the Act or under
          Part VI of the Original Act (as applied and extended by this Article), including the separate register to be kept under paragraph
          56.4 above, appears to the Board to indicate to the contrary or the Board has reason to believe otherwise, in which circumstances the Board shall make reasonable enquiries to discover whether any person is a Relevant Person.

56.11 The Board shall not be obliged to give any notice required under this Article to be given to any person if they do not know either his identity or his address. The absence of such a notice in those circumstances and any accidental error in or failure to give any notice to any person to whom notice is required to be given under this Article shall not prevent the implementation of, or invalidate, any procedure under this Article.

56.12 If any Director has reason to believe that a person (not being a Permitted Person) is a Relevant Person, he shall inform the other Directors.

56.13 Save as otherwise provided in this paragraph, the provisions of these Articles applying to the giving of notice of meetings to shareholders shall apply to the giving to a shareholder of any notice required by this Article. Any notice required by this Article to be given to a person who is not a shareholder, or who is a shareholder whose registered address is not within the United Kingdom and who has not given to the Company an address within the United Kingdom at which notices may be given to him, shall be deemed validly served if it is delivered by hand or sent by post in a prepaid envelope addressed or by other prepaid delivery service to that person at the address (or if more than one, at one of the addresses), if any, at which the Board believes him to be resident or carrying on business or to his last known address as shown on any of the Register and the list of ADR Holders maintained by an ADR Depositary. If the notice is delivered by hand, it shall be treated as being delivered at the time it is handed to or left for such person. If the notice is sent by prepaid post or other delivery service it shall be deemed to have been given on the day following that on which the envelope containing the same is posted or given to a delivery agent, unless it was sent by second class post or there is only one class of post, in which case it shall be deemed to have been given on the day next but one after it was posted. Proof that the envelope containing the notice was properly addressed, prepaid and posted or given to delivery agents with postage or delivery prepaid shall be conclusive evidence that the notice was given.

56.14 Any resolution or determination of, or decision or exercise of any discretion or power by, the Board or any Director or by the chairman of any meeting under or pursuant to the provisions of this Article (including without prejudice to the generality of the foregoing as to what constitutes reasonable enquiry or as to the manner, timing and terms of any Required Disposal made by the Board under paragraph 56.7 above) shall be final and conclusive. Any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of, the Board or any Director pursuant to the foregoing provisions of this

          Article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Board shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article.

56.15 Paragraph 56.4 of this Article shall not apply to an ADR Depositary in its capacity as such. An ADR Holder shall be deemed for the purposes of this Article to have an interest in the number of shares in the Company held by the ADR Depositary and represented by the relevant American Depositary Receipt and not (in the absence of any other reason why he should be so treated) in the remainder of the shares in the Company held by the ADR Depositary.

56.16 Paragraph 56.4 of this Article shall not apply to a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, in each case acting in its capacity as such, nor shall it apply to a CREST member acting as trustee. Where in that capacity interests in shares in the Company are held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange or a CREST member acting as trustee under arrangements recognised by the Company for the purposes of this Article any person who has rights in relation to shares in the Company in which such a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange or a CREST member acting as trustee has an interest shall be deemed to be interested in the number of shares in the Company for which such a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange or a CREST member acting as trustee is or may become liable to account to him and any interest which (by virtue of his being a tenant in common in relation to interests in shares in the Company so held by such a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange or a CREST member acting as trustee) he would otherwise be treated for the purposes of this Article as having in a larger number of shares in the Company shall (in the absence of any other reason why he should be so treated) be disregarded.

56.17 This Article shall apply notwithstanding any provision in any other of these Articles which is inconsistent with or contrary to it.


57.       OBLIGATIONS RELATING TO THE TRANSMISSION LICENCE HOLDER

          The Company shall procure that, without the consent in writing of the Special Shareholder:

57.1 the Transmission Licence shall not be held by any person outside the National Grid Group;

57.2 the National Grid Group shall not cease to carry on, or dispose of or relinquish operational control over any asset required to carry on, the Transmission Business or the Interconnectors Business (as defined in the Transmission Licence as at 11 December 1995), save where such cessation, disposal or relinquishment is required by law or is permitted pursuant to or by virtue of the terms of the Transmission Licence (and the term "DISPOSE" shall be construed in accordance with the definition of "disposal" in Condition 16 of the Transmission Licence as at 11 December 1995);

57.3 neither the Company nor any Affiliate of the Company shall carry on in the United Kingdom any activity which requires a generation or supply licence or which is exempted from such requirement under or by virtue of the Electricity Act 1989, save where such activity is expressly permitted under the terms of the Transmission Licence and that neither the Company nor any Affiliate of the Company shall be engaged outside the United Kingdom in the generation of electricity to be imported into the United Kingdom;

57.4 no employee or director of a Restricted Person which is neither the Company nor any other member of the National Grid Group shall be a director of the Company, the Transmission Licence Holder or of any holding company thereof (which term shall have the meaning ascribed to it in Article 54.3.2 of these Articles); and

57.5 the Transmission Licence Holder shall not carry on activities other than:

          57.5.1 those required or contemplated on the part of the Transmission Licence Holder (in its capacity as the holder of the Transmission Licence) by the Transmission Licence or the Electricity Act 1989 or connected therewith or consequential thereto; or

          57.5.2 those carried on by The National Grid Company plc at or prior to 11 December 1995,

          Provided that (but subject to paragraph 57.3 above) nothing in this paragraph 57.5 shall prevent the acquisition of any share capital by the Transmission Licence Holder in any company.


                               GENERAL MEETINGS

58.       ANNUAL GENERAL MEETINGS

          Subject to the requirements of the Statutes, annual general meetings shall be held at such time and place as the Board may determine.


59.       EXTRAORDINARY GENERAL MEETINGS

          Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.


60.       CONVENING AN EXTRAORDINARY GENERAL MEETING

          The Board may convene an extraordinary general meeting whenever it thinks fit and shall do so on requisition in accordance with the Statutes.

                          NOTICE OF GENERAL MEETINGS


61.       LENGTH OF NOTICE PERIOD

          An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution or a resolution appointing a person as a director shall be convened by at least 21 clear days' notice. All other extraordinary general meetings shall be convened by at least 14 clear days' notice. Notwithstanding that a meeting of the Company is convened by shorter notice than that specified in this Article, it shall be deemed to have been properly convened if it is so agreed:

          61.1.1 in the case of an annual general meeting, by all the shareholders entitled to attend and vote at the meeting; and

          61.1.2 in the case of any other meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

          Subject to these Articles and to any restrictions imposed on any shares, the notice shall be given to all the shareholders, to all persons entitled by transmission and to the Directors and Auditors. The Board may determine that shareholders entitled to receive such notices are those shareholders entered on the Register at the close of business on a day determined by the Board (provided that it is not more than 21 days before the day that the notices are sent).


62.       CONTENTS OF NOTICES

          Every notice calling a general meeting shall specify the place, the day and the time of the meeting and the general nature of the business to be transacted. In the case of an annual general meeting, the notice shall also specify the meeting as such. A notice convening a meeting to pass a special or extraordinary resolution shall contain a statement to that effect. Every notice calling a meeting of the Company shall specify with reasonable prominence that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote in his place and that a proxy need not be a shareholder. Every such notice shall also specify the address or addresses where appointments of proxy are to be deposited, delivered or received if the Board determines any such address to be other than the Office.


63.       OMISSION OR NON-RECEIPT OF NOTICE

          No proceedings at any meeting shall be invalidated by any accidental omission to give notice of the meeting, or to send an instrument of proxy, to any person entitled to receive it or, in the case of notice by electronic communication, to invite any such person to appoint a proxy in that communication, or by reason of any such person not receiving such any such notice, instrument or invitation.

64.       CHANGE OF DATE, TIME OR PLACE OF MEETING

          If for any reason the Board considers it impractical or undesirable to hold a meeting on the day, at the time or in the place specified in the notice calling the meeting it can change the date, time and place of the meeting (or whichever it requires), and may do so more than once in relation to the same meeting. References in these Articles to the time of the holding of the meeting shall be construed accordingly. The Board will, insofar as it is practicable, announce by advertisement in at least one newspaper with a national circulation the date, time and place of the meeting as changed, but it shall not be necessary to restate the business of the meeting in that announcement.


                        PROCEEDINGS AT GENERAL MEETINGS

65.       QUORUM

          No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.


66.       PROCEDURE IF QUORUM NOT PRESENT

          If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting shall (if requisitioned in accordance with the Statutes) be dissolved or (in any other case) stand adjourned to such other day (not being less than ten nor more than 28 days later) and at such time and place as the chairman of the meeting may decide and at such adjourned meeting one shareholder present in person or by proxy (whatever the number of shares held by him) shall be a quorum. The Company shall give not less than seven clear days' notice of any meeting adjourned through want of a quorum and the notice shall specify that one shareholder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.


67.       CHAIRMAN OF GENERAL MEETING

67.1 The chairman (if any) of the Board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If there is no such chairman or deputy chairman, or if at any meeting neither the chairman nor a deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman, if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chairman.

67.2 The chairman of the meeting may invite any person to attend and speak at any general


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


          meeting of the Company whom he considers to be equipped by knowledge or experience of the Company's business to assist in the deliberations of the meeting.

67.3 The decision of the Chairman of the meeting as to points of order, matters of procedure or arising incidentally out of the business of a general meeting shall be conclusive, as shall be his decision, acting in good faith, on whether a point or matter is of this nature.


68.       DIRECTORS' RIGHT TO ATTEND AND SPEAK

          Each Director shall be entitled to attend and to speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares or debentures in the Company.


69.       MEETING AT MORE THAN ONE PLACE AND/OR IN A SERIES OF ROOMS

69.1 A general meeting or adjourned meeting may be held at more than one place. The notice of meeting will specify the place at which the chairman will be present (the "PRINCIPAL PLACE") and a letter accompanying the notice will specify any other place(s) at which the meeting will be held simultaneously (but any failure to do this will not invalidate the notice of meeting).

69.2 A general meeting or adjourned meeting will be held in one room or a series of rooms at the place specified in the notice of meeting or any other place at which the meeting is to be held simultaneously.

69.3 If the meeting is held in more than one place and/or in a series of rooms, it will not be validly held unless all persons entitled to attend and speak at the meeting are able:

          69.3.1 if excluded from the Principal Place or the room in which the chairman is present, to attend at one of the other places or rooms; and

          69.3.2 to communicate with one another audio visually throughout the meeting.

          The Board may make such arrangements as it thinks fit for simultaneous attendance and participation at the meeting and may vary any such arrangements or make new arrangements. Arrangements may be notified in advance or at the meeting by whatever means the Board thinks appropriate to the circumstances. Each person entitled to attend the meeting will be bound by the arrangements made by the Board.

69.4 Where a meeting is held in more than one place and/or a series of rooms, then for the purpose of these Articles the meeting shall consist of all those persons entitled to attend and participate in the meeting who attend at any of the places or rooms.


70.       SECURITY ARRANGEMENTS

          The Board may direct that shareholders or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board


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


          shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to such general meeting to any shareholder or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions. If a shareholder or proxy has gained entry to a general meeting and refuses to comply with any such security arrangements or restrictions or disrupts the proper and orderly conduct of the general meeting, the chairman of the meeting may at any time without the consent of the general meeting require such shareholder or proxy to leave or be removed from the meeting.


71.       ADJOURNMENTS

71.1 The chairman of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either indefinitely or to such time and place as he may decide if it appears to him that:

          71.1.1 the shareholders wishing to attend cannot be conveniently accommodated in the place appointed for the meeting;

          71.1.2 the conduct of persons present prevents, or is likely to prevent, the orderly continuation of business; or

          71.1.3 an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

71.2 In addition, the chairman of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either indefinitely or to such time and place as he may decide. When a meeting is adjourned indefinitely the time and place for the adjourned meeting shall be fixed by the Board.

71.3 No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.


72.       NOTICE OF ADJOURNED MEETING

          If a meeting is adjourned indefinitely or for 30 days or more or for lack of a quorum, at least seven clear days' notice specifying the place, the day and the time of the adjourned meeting shall be given, but it shall not be necessary to specify in the notice the nature of the business to be transacted at the adjourned meeting. Otherwise, it shall not be necessary to give notice of an adjourned meeting.


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

                             VOTES OF SHAREHOLDERS

73.       METHOD OF VOTING

73.1 While any of the shares are admitted to the Official List of the UK Listing Authority, special and extraordinary resolutions shall in all cases be decided only on a poll (whether or not one is demanded). Otherwise, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll a poll is duly demanded. Subject to the Statutes, a poll may be demanded by:

          73.1.1    the chairman of the meeting;

          73.1.2 at least five shareholders present in person or by proxy and entitled to vote at the meeting;

          73.1.3 any shareholder or shareholders present in person or by proxy and representing in aggregate at least one-tenth of the total voting rights of all the shareholders having the right to attend and vote at the meeting; or

          73.1.4 any shareholder or shareholders present in person or by proxy and holding shares conferring a right to attend and vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

73.2 Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution (which is not a special or extraordinary resolution) has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.


74.       VOTES OF SHAREHOLDERS

74.1 Subject to any rights or restrictions attached to any shares and to any other provisions of these Articles, on a show of hands every shareholder who is present in person shall have one vote and on a poll every shareholder shall have one vote for every share of which he is the holder.

74.2 If the notice of the meeting has specified a time (which is not more than 48 hours before the time fixed for the meeting) by which a person must be entered on the Register in order to have the right to attend and vote at the meeting, no person registered after that time shall be eligible to attend and vote at the meeting by right of that registration, even if present at the meeting. References in these Articles to shareholders present in person shall be construed accordingly.


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75.       VOTES OF JOINT HOLDERS

          In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register.


76.       CORPORATIONS ACTING BY REPRESENTATIVES

          A corporation which is a shareholder may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any general meeting of the Company or of any class of shareholders of the Company. The person so authorised shall be entitled to exercise the same powers (other than the power to appoint a proxy) on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at that meeting.


77.       VOTES OF SHAREHOLDER SUFFERING INCAPACITY

          A shareholder in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and that person may vote on a poll by proxy. The vote of such shareholder shall not be valid unless evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote is deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of appointments of proxy otherwise than by electronic communication, not later than the last time at which an appointment of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.


78.       NO RIGHT TO VOTE WHERE SUMS OVERDUE ON SHARES

          No shareholder shall, unless the Board otherwise decides, vote at any general meeting or at any separate meeting of holders of any class of shares in the Company, either in person or by proxy, or exercise any other right or privilege as a shareholder in respect of any share in the Company held by him unless all monies presently payable by him in respect of that share have been paid.


79.       VOTES ON A POLL

          On a poll votes may be given either personally or by proxy. A shareholder may appoint more than one proxy to attend on the same occasion. A shareholder entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.


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


80.       RIGHT TO WITHDRAW DEMAND FOR A POLL

          The demand for a poll may, before the earlier of the close of the meeting and the taking of the poll, be withdrawn but only with the consent of the chairman of the meeting and, if a demand is withdrawn, any other shareholders entitled to demand a poll may do so. If a demand is withdrawn, it shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the chairman of the meeting may give whatever directions he considers necessary to ensure that the business of the meeting proceeds as it would have if the demand had not been made.


81.       PROCEDURE IF POLL DEMANDED

          If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting directs and he may appoint scrutineers (who need not be shareholders) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.


82.       WHEN POLL TO BE TAKEN

          A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not more than 30 days after the poll is demanded) and at such time and place and in such manner or by such means as the chairman of the meeting directs. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.


83.       CONTINUANCE OF OTHER BUSINESS AFTER POLL DEMANDED

          The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.


84.       CHAIRMAN'S CASTING VOTE

          In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to a casting vote in addition to any other vote he may have.


85.       PROPOSAL OR AMENDMENT OF RESOLUTION

          A resolution proposed by the chairman of the meeting does not need to be seconded. In the case of a resolution duly proposed as an extraordinary or special resolution, no amendment to that resolution (other than an amendment to correct a patent error) may be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution no amendment to that resolution (other than an amendment to correct a patent error) may be considered or voted upon unless at least two clear business days prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice of the terms of the amendment and of the intention to move the amendment has been (i) lodged in writing at the Office or (ii) received by electronic communication at the address specified for the purpose of receiving electronic communications in an electronic communication containing the notice of meeting, or the chairman of the meeting in his absolute discretion decides in good faith that it may be considered and voted upon.


86.       AMENDMENT OF RESOLUTION RULED OUT OF ORDER

          If an amendment is proposed to any resolution under consideration which the chairman of the meeting rules out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.


87.       OBJECTIONS OR ERRORS IN VOTING

          If:

          87.1.1 any objection shall be raised to the qualification of any voter;

          87.1.2 any votes have been counted which ought not to have been counted or which might have been rejected; or

          87.1.3    any votes are not counted which ought to have been counted the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman of the meeting decides that the same may have affected the decision of the meeting. The decision of the chairman of the meeting on such matters shall be conclusive.


                                    PROXIES

88.       EXECUTION OF AN APPOINTMENT OF PROXY

88.1      If the appointment of a proxy is:

          88.1.1 an instrument not contained in an electronic communication, it shall be executed under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign it;


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


          88.1.2 contained in an electronic communication, it shall be executed by or on behalf of the appointor.

          Subject as provided in this Article, in the case of an appointment of proxy purporting to be executed on behalf of a corporation by an officer of that corporation it shall be assumed, unless the contrary is shown, that such officer was duly authorised to do so on behalf of that corporation without further evidence of that authorisation.

88.2 The Board may (but need not) allow proxies to be appointed by means of electronic communication, and if it does it may make such appointments subject to such stipulations, conditions or restrictions, and require such evidence of valid execution, as the Board thinks fit.

88.3      A proxy need not be a shareholder.


89.       TIMES FOR DELIVERY OF AN APPOINTMENT OF PROXY

89.1 The appointment of a proxy and (if required under these Articles) the power of attorney or other authority under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board, shall:

          89.1.1 in the case of an instrument not contained in an electronic communication, be deposited at the Office (or at such other place within the United Kingdom as is specified for the purpose in the notice convening the meeting or in the instrument) not less than 48 hours before the time of the holding of the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

          89.1.2 in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications:

                    (a)  in the notice convening the meeting, or

                    (b) in any instrument of proxy sent out by the Company in relation to the meeting, or

                    (c) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

                    be received at such address (or, where the thing in question is not contained in an electronic communication, at the Office or at such other place as may be specified for the purpose) not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;


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


          89.1.3 in the case of a poll taken more than 48 hours after it is demanded, be deposited or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

          89.1.4 where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to any Director, and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid.

89.2 When two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same share for use at the same meeting, the one which is last deposited, delivered or received (regardless of its date or of the date of execution) shall be treated as replacing the others as regards that share; if the Company is unable to determine which was last deposited, delivered or received, none of them shall be treated as valid in respect of that share. The deposit, delivery or receipt of an appointment of a proxy shall not preclude a shareholder from attending and voting in person at the meeting or poll concerned.


90.       FORM OF APPOINTMENT OF PROXY

90.1 The appointment of a proxy shall be in any usual form or any other form which the Board may approve and may relate to more than one meeting. The Board may, if it thinks fit but subject to the Statutes, include with the notice of any meeting forms of appointment of proxy for use at the meeting.

90.2      The appointment of a proxy shall be deemed to include the right:

          90.2.1    to demand or join in demanding a poll;

          90.2.2 to speak at the meeting to the same extent as his appointor would be entitled to if present in person; and

          90.2.3 (except to the extent that the appointment comprises instructions to vote in a particular way) to vote or abstain as the proxy thinks fit on any business properly dealt with at the meeting, including a vote on any amendment of a resolution put to the meeting or on any motion to adjourn.

90.3 The appointment shall, unless the contrary is stated in it, be as valid for any adjournment of the meeting as for the meeting to which it relates (regardless of any change of date, time or place effected in accordance with these Articles).


91.       VALIDITY OF PROXY

          A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of such determination was received by the Company at the Office (or at such other place at which the instrument of proxy was duly deposited or, where the appointment of the proxy was contained in an electronic communication, at the address at which such appointment was duly received) not later than the last time at which an appointment of proxy should have been deposited, delivered or received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded.


92.       MAXIMUM VALIDITY OF PROXY

          An appointment of proxy shall cease to be valid after the expiration of 12 months from the date of its execution except that it will remain valid after that for the purposes of a poll or an adjourned meeting if the meeting at which the poll was demanded or the adjournment moved was held within the 12 month period.


                                   DIRECTORS

93.       NUMBER OF DIRECTORS

          Unless otherwise determined by ordinary resolution of the Company, the number of Directors (disregarding alternate directors) shall not be less than two but shall not be subject to any maximum number.


94.       NO SHAREHOLDING QUALIFICATION FOR DIRECTORS

          No shareholding qualification for Directors shall be required.


                           REMUNERATION OF DIRECTORS

95.       ORDINARY REMUNERATION

          Each of the Directors (other than any Director who for the time being holds an executive office or employment with the Company or a subsidiary of the Company) shall be paid a fee for his services at such rate as may from time to time be determined by the Board or by a committee authorised by the Board provided that the aggregate of such fees (excluding any amounts payable under any other provision of these Articles) shall not exceed (pound)500,000 per annum or such higher amount as the Company by ordinary resolution may determine from time to time. Such fee shall be deemed to accrue from day to day.


96.       EXPENSES

          The Directors may be paid all travelling, hotel and other expenses properly incurred by them in the conduct of the Company's business performing their duties as Directors


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


          including all such expenses incurred in connection with attending and returning from meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.


97.       EXTRA REMUNERATION

          Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company or goes or resides abroad for any purposes of the Company shall receive such remuneration or extra remuneration by way of salary, commission, participation in profits or otherwise as the Board or any committee authorised by the Board may determine in addition to or in lieu of any remuneration paid to, or provided for, such Director by or pursuant to any other of these Articles.


                              ALTERNATE DIRECTORS

98.       APPOINTMENT, REMOVAL AND RESIGNATION

98.1 Any Director (other than an alternate Director) may, by notice in writing which is delivered to the Secretary at the Office or delivered in any other manner (including by electronic communication) approved by the Board, appoint any person to be his alternate and may revoke any such appointment. If the alternate Director is not already a Director, the appointment, unless previously approved by the Board, shall have effect only upon and subject to its being so approved. Any appointment of an alternate will only have effect once the person who is to be appointed has consented to act. If his appointor so requests, an alternate Director shall (subject to his giving to the Company an address for service within the United Kingdom) be entitled to receive notice of all meetings of the Board or of committees of the Board of which his appointor is a member, to attend and vote and be counted in the quorum as a Director at any such meeting at which his appointor is not personally present, and generally, in the absence of his appointor, at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at the meeting, these Articles shall apply as if he were a Director.

98.2 A Director present at a meeting of the Board or committee of the Board and appointed alternate for another Director shall have an additional vote for each of his appointors absent from such meeting (but shall count as one only for the purpose of determining whether a quorum is present).

98.3 Execution by an alternate Director of any document (including, without limitation, any deed) on behalf of the Company or any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor.

98.4 An alternate Director shall cease to be an alternate Director if he resigns or if for any reason his appointment is revoked or if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment as if he had not retired. The appointment of an alternate Director shall be revoked on the happening of any event which, if he were a Director, would cause him to vacate such office under these Articles. All appointments and revocations of appointments and resignations of alternate Directors shall be in writing and left at the Office or delivered at a meeting of the Board, or in any other manner approved by the Board.


99.       ALTERNATE TO BE RESPONSIBLE FOR HIS OWN ACTS AND REMUNERATION OF
          ALTERNATE

          An alternate Director shall be deemed an officer of the Company and shall be subject to these Articles relating to Directors (except as regards power to appoint an alternate and remuneration) and an alternate Director shall not be deemed the agent of his appointor and shall alone be responsible to the Company for his acts and defaults. An alternate Director may contract and be interested in and benefit from contracts or arrangements or transactions and be paid expenses and indemnified to the same extent as if he were a Director but, save to the extent that his appointor directs the payment to him of part or all of the remuneration which would otherwise be payable to his appointor, he shall not be entitled to any remuneration from the Company for acting in that capacity.


                              EXECUTIVE DIRECTORS

100.      EXECUTIVE DIRECTORS

100.1 The Board or any committee authorised by the Board may from time to time appoint one or more of its body to hold any employment or executive office with the Company for such period (subject to the Statutes) and on such other terms as the Board or any committee authorised by the Board may decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the Director may have against the Company or that the Company may have against the Director for any breach of any contract of service between him and the Company. A Director so appointed may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) in such manner as the Board or any committee authorised by the Board may decide and either in addition to or in place of his ordinary remuneration as a Director.

100.2 The Board may from time to time appoint any person to any office or employment having a descriptive designation or title including the word "director" or attach to any existing office or employment with the Company such a designation or title and may at any time determine any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment with the Company shall not imply that the holder of the office is a director of the Company nor shall such holder thereby be empowered in any respect to act as a director of the Company or be deemed to be a director for any of the purposes of the Statutes or these Articles.

                        POWERS AND DUTIES OF DIRECTORS

101.      GENERAL POWERS OF THE COMPANY VESTED IN THE BOARD

          Subject to the Statutes, the Memorandum of Association of the Company and these Articles and to any directions given by the Company in general meeting by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of the Memorandum of Association or these Articles and no such special resolution shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this Article shall not be limited by any special power given to the Board by any other Article.


                        DELEGATION OF DIRECTORS' POWERS

102.      AGENTS

          The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such terms (including terms as to remuneration) and subject to such conditions as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by committee authorised by the Board.


103.      DELEGATION TO INDIVIDUAL DIRECTORS

          The Board may entrust to and confer upon a Director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms (subject to the Statutes) and subject to such conditions and with such restrictions as it may decide and either collaterally with or to the exclusion of its own powers, authorities and discretions. The Board may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.


104.      DELEGATION TO COMMITTEES

104.1 The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons as it thinks fit (whether a member or members of its body or not) provided that the majority of the members of the committee are Directors. Subject to any restriction on sub-delegation imposed by the Board, any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee). Subject to any regulations imposed on it by the Board, the proceedings of any committee consisting of two or more members shall be governed by the provisions in these Articles for regulating proceedings of the Board so far as applicable except that no meeting of that committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of the committee present at the meeting are Directors. A member of a committee shall be paid such remuneration (if any) in such manner as the Board may decide, and, in the case of a Director, either in addition to or in place of his ordinary remuneration as a Director.

104.2 The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.


105.      POWER TO ESTABLISH LOCAL BOARDS ETC.

          The Board may:

105.1 establish any divisional, departmental, regional, local or area boards, divisions or managing agencies for introducing, conducting or managing all or any of the business or affairs of the Company, either in the United Kingdom or elsewhere;

105.2 make regulations for the proceedings and activities of any such establishment (but so that otherwise its proceedings shall be governed by those of these Articles which regulate proceedings of the Board to the extent that they are capable of applying to it);

105.3 appoint any persons (whether Directors or not) as regional directors, local directors, divisional directors, area directors, advisory directors, managers or agents or to serve in any other capacity in connection with any such establishment, and may fix their remuneration;

105.4 delegate to any such establishment and to any such appointee (including anyone appointed before this Article was adopted) any of the powers, authorities and discretions vested in the Board, with power to sub-delegate;

105.5 authorise any such appointees to fill any vacancies in any such establishment and to act notwithstanding vacancies,

          provided that any such appointment or delegation shall be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any persons so appointed, and may revoke, suspend or vary any such delegation but this shall not affect the position of any person dealing in good faith who has not had notice that the

          Board has done so. No such appointee shall be a Director as such or be entitled to be present at any meeting of the Board (except at the request of the Board and, if present at such request, he shall not be entitled to vote at that meeting) or have power under the terms of this Article to enter into any contract or transact any business on behalf of the Company except to the extent (if any) specifically authorised by the Board.


                                SPECIFIC POWERS

106.      PROVISION FOR EMPLOYEES

          The Board may exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.


107.      BORROWING POWERS

107.1 The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

107.2 The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only in so far as by the exercise of such rights or powers of control the Board can secure) that the aggregate principal amount from time to time outstanding of all borrowings by the Group (exclusive of borrowings owing by one member of the Group to another member of the Group) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed an amount equal to four times the Adjusted Capital and Reserves.

107.3     For the purposes of this Article:

          107.3.1   the "ADJUSTED CAPITAL AND RESERVES" means the aggregate of:

                    (a) the amount paid up on the issued share capital of the Company;

                    (b) the amounts standing to the credit of the capital and revenue reserves of the Company and its subsidiary undertakings (including any share premium account, capital redemption reserve, reserves arising on a revaluation of fixed assets or on consolidation and any credit balance on profit and loss account);

                    (c) the amounts, so far as attributable to the Company or a subsidiary undertaking, standing to the credit of investment grants equalisation account, deferred regional development grants equalisation account or any other equalisation account of a similar nature; and

                    (d) the amounts, so far as attributable to the Company or a subsidiary undertaking, set aside for the purpose of deferred tax or any other account of a similar nature;

                    as shown by the then latest audited balance sheet but after:

                    (e) making such adjustments as may be appropriate to reflect any variation in the amount of the paid up share capital or reserves since the date of the relevant audited balance sheet and any variation in the amounts attributable to the interest of the Company in the share capital of any subsidiary undertaking and so that for this purpose if any issue or proposed issue of shares by a member of the Group for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription monies payable in respect thereof (not being monies payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

                    (f) making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by any member of the Group (otherwise than to a member of the Group) out of profits earned up to and including the date of the audited balance sheet of the Group to the extent that such distribution is not provided for in such balance sheet;

                    (g) deducting the amount of any debit balance on profit and loss account existing at the date of the relevant audited balance sheet to the extent that a deduction has not already been made on that account;

                    (h) adding back sums equivalent to the amount of goodwill arising on acquisitions of companies and businesses remaining part of the Group at the date of calculation and which, at that date, had been written off against share capital and reserves in accordance with United Kingdom accounting practice; and

                    (i) making such other (if any) adjustments as the Auditors after consultation with the Board may consider appropriate.

          107.3.2 "BORROWINGS" include not only items referred to as borrowings in the audited balance sheet but also the following, except in so far as otherwise taken into account:

                    (a) the nominal amount of any issued share capital and the principal amount of any debentures or borrowed monies of any person, the beneficial interest in which is not for the time being owned by a member of the Group, and the payment or repayment of which is the subject of a guarantee or indemnity by a member of the Group or is secured on the assets of any member of the Group;

                    (b) the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group, not being acceptances of trade bills for the purchase of goods or services in the ordinary course of business;

                    (c) the principal amount of any debenture (whether secured or unsecured) of a member of the Group, which debenture is owned otherwise than by another member of the Group Provided that where the amount raised by the Company or any of its subsidiary undertakings by the issue of any debentures, debenture stocks, loan stocks, bonds, notes or other indebtedness is less than the nominal or principal amount thereof (including for these purposes any fixed or minimum premium payable on final redemption or repayment but disregarding the expenses of any such issue) the amount to be treated as monies borrowed for the purpose of this Article shall, so long as the nominal or principal amount of such monies borrowed is not presently due and payable, be the nominal or principal amount thereof (together with any fixed or minimum premium payable on final redemption or repayment) but after deducting therefrom the unexpired portion of any discount applied to such amount in the audited balance sheet of the Group. Any references in this Article to debentures or monies borrowed or the nominal or principal amount thereof shall, accordingly, be read subject to this Article 107.3.2(c);

                    (d) the principal amount of any preference share capital of any subsidiary undertaking owned otherwise than by a member of the Group;

                    (e) any fixed or minimum premium payable on the repayment of any borrowing or deemed borrowing; and

                    (f) the capital value of any financial lease required to be capitalised and treated as a liability in the audited balance sheet by any applicable accounting standard (as defined in section 256 of the Act) from time to time in force;

                    but do not include:

                    (g) monies borrowed by a member of the Group for the purpose of repaying the whole or any part of any borrowings of such member of the Group or any other member of the Group for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period;

                    (h) monies borrowed by a member of the Group for the purpose of financing any contract in respect of which any part of the price receivable by that member or any other member of the Group is guaranteed or insured by the Export Credits Guarantee Department, or by any other governmental department or agency fulfilling a similar function, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

                    (i) for a period of twelve months from the date upon which a company becomes a member of the Group, an amount equal to the monies borrowed by such company outstanding at the date when it becomes such a member provided always that monies borrowed by the Group (including monies otherwise excluded by the application of this sub-paragraph) must not exceed an amount equal to five times the Adjusted Capital and Reserves; and
                         (j) an amount equal to the minority proportion of monies borrowed by a partly owned subsidiary of the Group (after excluding any monies borrowed owing between members of the Group) except to the extent that such monies borrowed are guaranteed by the Company or any wholly owned subsidiary undertaking of the Company. For these purposes the minority proportion shall be the proportion of the issued equity share capital of such partly owned subsidiary which is not for the time being beneficially owned within the Group. Monies borrowed by a member of the Group from a partly owned subsidiary of the Group which would fall to be excluded as being monies borrowed owing between members of the Group shall nevertheless be included to the extent of an amount equal to such minority proportion of such monies borrowed; and

                    (k) sums advanced or paid to any member of the Group (or its agents or nominee) by customers of any member of the Group as unexpended customer receipts or progress payments pursuant to any contract between such customer and a member of the Group in relation thereto;

                    provided that, in calculating borrowings under this Article there shall be credited (subject, in the case of any item held or deposited by a partly owned subsidiary undertaking, to the exclusion of a proportion thereof equal to the proportion of the issued equity share capital of the partly owned subsidiary undertaking which is not attributable to the Company or any subsidiary undertaking of the Company) against the amount of any monies borrowed the aggregate of:

                         (i)   cash in hand of the Group; and

                         (ii) cash deposits and the balance on each current account of the Group with banks in the United Kingdom and/or elsewhere if the remittance of the cash to the United Kingdom is not prohibited by any law, regulation, treaty or official directive; and

                         (iii) the amount of all assets ("SHORT TERM ASSETS") as
                               might be included in "Investments - short term loans and deposits" in a consolidated balance sheet of the Group prepared as at the date of the relevant calculation in accordance with the principles with which the then latest audited balance sheet was produced; and

                         (iv) the amount of any cash or short term assets securing the repayment by the Group of any amount borrowed by the Group deposited or otherwise placed with the trustee or similar entity in respect of the relevant borrowing; and

          107.3.3 where the aggregate principal amount of borrowings required to be taken into account for the purposes of this Article on any particular date is being ascertained:

                    (a) monies borrowed by the Company or any subsidiary undertaking expressed in or calculated by reference to a currency other than sterling shall be converted into sterling by reference to the rate of exchange used for the conversion of such currency in preparation of the audited balance sheet which forms the basis of the calculation of the Adjusted Capital and Reserves or, if such calculation did not involve the relevant currency, by reference to the rate of exchange or approximate rate of exchange ruling as at the date of the aforesaid audited balance sheet as the Auditors may consider appropriate for this purpose; and

                    (b) if under the terms of any borrowing, the amount of money that would be required to discharge the principal amount of such borrowing in full if it fell to be repaid (at the option of the Company or by reason of default) on such date is less than the amount that would otherwise be taken into account in respect of such borrowing for the purpose of this Article, the amount of such borrowing to be taken into account for the purpose of this Article shall be such lesser amount;

          107.3.4 "AUDITED BALANCE SHEET" means the audited balance sheet of the Company prepared for the purposes of the Statutes or, if an audited consolidated balance sheet of the Company and its subsidiary undertakings (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Statutes) has been prepared for those purposes for the same financial year, means that audited consolidated balance sheet in which event all references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and there shall be excluded any amounts attributable to outside interests in subsidiary undertakings;

          107.3.5 the Company may from time to time change the accounting convention on which the audited balance sheet is based, provided that any new convention adopted complies with the requirements of the Statutes; if the Company should prepare its main audited balance sheet on the basis of one such convention, but a supplementary audited balance sheet or statement on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet for the purposes of this Article;


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


          107.3.6 no amount shall be taken into account more than once in the same calculation; and

          107.3.7 the "GROUP" means the Company and its subsidiary undertakings (if any) other than those subsidiary undertakings authorised or required to be excluded from consolidation in the Company's group accounts pursuant to section 229 of the Act.

107.4 The report or opinion of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding on all concerned. Nevertheless the Board may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit contained in this Article is inadvertently exceeded an amount of borrowings equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a report or opinion of the Auditors or otherwise the Board became aware that such a situation has or may have arisen.

107.5 Notwithstanding the foregoing, no lender or other person dealing with the Company shall be concerned to see or inquire whether the limit imposed by this Article is observed and no borrowing incurred or security given in excess of such limit shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security at the time when the borrowing was incurred or the security given that the limit imposed by this Article had been or was thereby exceeded.


               APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

108.      NUMBER TO RETIRE BY ROTATION

108.1 Any Director not otherwise required to retire at an annual general meeting shall do so unless he was appointed or re-appointed as a Director at either of the last two annual general meetings before that meeting.

108.2 At every annual general meeting one-third of the Directors or, if their number is not three or a multiple of three, the number which is nearest to but not greater than one-third (unless there are fewer than three Directors, in which case one of those Directors) shall retire. Subject to the Statutes and these Articles, the Directors to retire by rotation on each occasion (both as to number and identity) shall be determined by the composition of the Board at start of business on the date of the notice convening the annual general meeting and shall comprise: first, any Director who wishes to retire and not to offer himself for re-election; and secondly, those who have been longest in office since their last appointment or reappointment (but as between persons who became or were last reappointed Directors on the same day, those to retire shall be determined by lot or as the Directors concerned may agree among themselves). No Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after that time on the date of the notice but before the close of the meeting.


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


109.      POSITION OF RETIRING DIRECTOR

          Subject to these Articles, the Company at the meeting at which a Director retires may fill the vacated office and, in default, the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost. If he is not reappointed or deemed to be reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.


110.      ELIGIBILITY FOR APPOINTMENT AS A DIRECTOR

          No person other than a Director retiring, whether by rotation or otherwise, shall be appointed or reappointed a Director at any general meeting unless:

110.1     he is recommended by the Board; or

110.2 not less than seven nor more than 42 clear days before the day appointed for the meeting, notice executed by a shareholder qualified to vote at the meeting (not being the person to be proposed) has been delivered to the Office (or received by electronic communication at the address specified for the purpose of receiving electronic communications in an electronic communication containing the notice of meeting) of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company's register of Directors together with notice executed by that person of his willingness to be appointed or reappointed.


111.      POWER OF THE COMPANY TO APPOINT DIRECTORS

          Subject to these Articles, the Company may by ordinary resolution appoint any person who is willing to act to be a Director, either to fill a vacancy on or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.


112.      POWER OF THE BOARD TO APPOINT DIRECTORS

          Without prejudice to the power of the Company in general meeting under these Articles to appoint any person to be a Director, the Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion of the meeting.


113.      COMPANY'S POWER TO REMOVE A DIRECTOR AND APPOINT ANOTHER IN HIS PLACE

          In addition to any power conferred by the Statutes, the Company may by an ordinary resolution remove any Director before the expiration of his period of office and may, subject to these Articles, by ordinary resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or reappointed a Director.


114.      VACATION OF OFFICE BY DIRECTORS

          Without prejudice to the provisions for retirement by rotation or otherwise contained in these Articles, the office of a Director shall be vacated if:

114.1 he resigns his office by notice delivered to the Office or tendered at a meeting of the Board;

114.2 he becomes bankrupt or makes any arrangement or composition with his creditors generally;

114.3 he is or has been suffering from mental ill health or becomes a patient for any purpose of any statute relating to mental health and the Board resolves that his office is vacated;

114.4 without the permission of the Board, he is absent from meetings of the Board for six consecutive months (whether or not an alternate appointed by him attends) and the Board resolves that his office is vacated;

114.5 he ceases to be a Director by virtue of the Statutes or is prohibited by law from being a Director or is removed from office under these Articles;

114.6 his resignation is requested by all other Directors (provided those Directors are not less than three in number) by notice delivered to the Office or tendered at a meeting of the Board and, for this purpose, like notices each signed by a Director shall be as effective as a single notice signed by all the Directors; or

114.7 his contract of service as a Director expires or is terminated without being renewed within 14 days.


115.      DIRECTOR NOT TO RETIRE ON ACCOUNT OF AGE

          No person shall be disqualified from being appointed a Director, and no Director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age nor shall it be necessary by reason of his age to give special notice under the Statutes of any resolution. Where the Board convenes any general meeting of the Company at which (to the knowledge of the Board) a Director will be proposed for appointment or reappointment who will have attained the age of 70 years or more at the date for which the meeting is convened, the Board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or reappointment of that Director, at that meeting.


                             DIRECTORS' INTERESTS

116. CONTRACTS BETWEEN A DIRECTOR AND THE COMPANY OR A COMPANY IN WHICH THE COMPANY IS INTERESTED

116.1 A Director who, to his knowledge, is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract is first taken into consideration if he knows his interest then exists or, in any other case, at the first meeting of the Board after he knows that he is or has become so interested. A general notice to the Board by a Director to the effect that:

          116.1.1 he is a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm; or

          116.1.2 he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him,

          shall be deemed to be a sufficient declaration of interest under this
          Article in relation to any such contract.

          For the purposes of this Article 116:

          116.1.3 a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract of the nature and extent so specified; and

          116.1.4 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as his interest.

116.2 Subject to the Statutes, and provided that a Director has disclosed to the Board the nature and extent of his material interest, that Director notwithstanding his office:

          116.2.1 may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company (otherwise than as Auditor) and in either such case on such terms as to remuneration (whether by way of salary, commission, participation in profits or otherwise) and otherwise as


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


                    the Board may determine; any such remuneration shall be either in addition to or in lieu of any remuneration provided for, by or pursuant to any other Article;

          116.2.2 may be a party to, or otherwise interested in, any contract with the Company or in which the Company is otherwise interested;

          116.2.3 may be a director or other officer of, or employed by, or a party to any contract with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

          116.2.4 shall not, by reason of his office, be accountable to the Company for any remuneration or benefit which he derives from any such office or employment or from any such contract or from any interest in such body corporate and no such office, employment or contract shall be liable to be avoided on the ground of any such interest or benefit.

116.3 The Board may cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of either of such powers in favour of a resolution appointing the Directors, or any of them, to be directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

116.4 Save as otherwise provided by these Articles, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any matter in which he has to his knowledge, directly or indirectly, an interest (other than his interest in shares or debentures or other securities of, or otherwise in or through, the Company) or duty which (together with any interest of a person connected with him within the meaning of section 346 of the Act) is material and, if he shall do so, his vote shall not be counted. A Director shall be entitled to vote on and be counted in the quorum in respect of any resolution concerning any of the following matters:

          116.4.1 the giving to him of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

          116.4.2 the giving by the Company of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

          116.4.3 his subscribing or agreeing to subscribe for, or purchasing or agreeing to purchase, any shares, debentures or other securities of the Company or any of its subsidiary undertakings as a holder of securities, or his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;


                                      -56-


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          116.4.4   any contract concerning any company not being a company in which the Director owns one per cent. or more (as defined in this Article), or in which he is interested, directly or indirectly, and whether through holding shares in that company or as an officer, creditor or otherwise;

          116.4.5 any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings under which he benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the arrangement relates; and

          116.4.6 any contract concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors.

116.5 A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the Company or any company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote on and be counted in the quorum in relation to each resolution which does not concern either: (a) his own appointment or the settlement or variation of the terms or the termination of his own appointment; or
          (b) the appointment of another Director to an office or place of profit with a company in which the Company is interested and in which the Director seeking to vote or be counted in the quorum is interested by virtue of owning of one per cent. or more (as defined in this Article).

116.6 A company shall be deemed to be a company in which a Director owns one per cent. or more if and so long as he is directly or indirectly the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For this purpose, there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder (if and so long as some other person is entitled to receive the income from such trust) and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

116.7 Where a company in which a Director owns one per cent. or more is materially interested in a contract, he shall also be deemed to be materially interested in that contract.

116.8 For the purposes of this Article, an interest of a person who is, for any purpose of the Statutes (excluding any statutory modification thereof not in force when this Article becomes binding on the Company), connected (which word shall have the meaning given to it by section 346 of the Act) with a Director shall be treated as an interest of the Director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.


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116.9     References in this Article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

116.10 If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the Director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to the Director) has not been fairly disclosed to the Board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the Board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the Board.

116.11 Subject to the Statutes and the Listing Rules (as they may be amended from time to time) of the UK Listing Authority, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract not properly authorised by reason of a contravention of this Article.


                      DIRECTORS' GRATUITIES AND PENSIONS

117.      DIRECTORS' GRATUITIES AND PENSIONS

          The Board or any committee authorised by the Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities, pensions, annuities, allowances, bonuses or by insurance or otherwise, for any Director or former Director who holds or who has held but no longer holds any executive office, other office, place of profit or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office, place of profit or employment) establish, maintain, support, subscribe to and contribute to any scheme, trust or fund for the benefit of all or any such persons and pay premiums for the purchase or provision of any such benefits. The Board or any committee authorised by the Board may procure any of these matters to be done by the Company either alone or in conjunction with any other person. No Director or former Director shall be accountable to the Company or the shareholders for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director.


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                           PROCEEDINGS OF THE BOARD

118.      BOARD MEETINGS

          The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A Director may, and the Secretary on the requisition of a Director shall, convene a meeting of the Board.


119.      NOTICE OF BOARD MEETINGS

          Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing to him or transmitted to him by electronic communication at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board meetings shall during his absence be sent to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent and in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either before or after the meeting.


120.      VOTING

          Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.


121.      QUORUM

          The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two. Subject to these Articles, any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.


122.      NUMBER OF DIRECTORS BELOW MINIMUM NUMBER

          The continuing Directors or a sole continuing Director may act notwithstanding any vacancies on the Board, but, if the number of Directors is less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act only for the purpose of filling vacancies on the Board or of convening a general meeting of the Company. If there are no Directors or Director able or willing to act, then any two shareholders may call a general meeting of the Company for the purpose of appointing Director(s).


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


123.      APPOINTMENT OF CHAIRMAN

          The Board may appoint a Director to be the chairman of the Board and may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of the Board at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.


124.      COMPETENCE OF THE BOARD

          A meeting of the Board at which a quorum is present shall be competent to exercise all powers, authorities and discretions for the time being vested in or exercisable by the Board.


125.      PARTICIPATION IN MEETINGS BY TELEPHONE

          All or any of the members of the Board or of any committee of the Board may participate in a meeting of the Board or that committee by means of a video conference or conference telephone or any other communication equipment which allows all persons participating in the meeting to hear and speak to each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is and shall be deemed to be a meeting even if there is only one person physically present where it is deemed to take place.


126.      WRITTEN RESOLUTIONS

          A resolution in writing signed by all the Directors entitled to receive notice of a meeting of the Board (if that number is sufficient to constitute a quorum) or by all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board or that committee duly convened and held and may be contained in one document (or in several documents in all substantial respects in like form) each signed by one or more of the Directors or members of that committee. Any such document may be constituted by letter or (provided it is in writing) by electronic communication or otherwise as the Board may from time to time approve.


127.      COMPANY BOOKS

          The Board shall cause minutes to be made in books kept for the purpose of recording:

          127.1.1   all appointments of officers made by the Board;

          127.1.2 all proceedings at meetings of the Company, of the holders of any class of shares in the Company and of the Board and of committees of the Board, including the names of the Directors or members of a committee of the Board present at each


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

          such meeting.

          Subject to the Statutes, any such minutes if purporting to be signed by the chairman of the meeting at which the appointments were made or proceedings held or by the chairman of the next succeeding meeting, shall be sufficient evidence of the facts therein stated without any further proof.


128.      VALIDITY OF ACTS OF THE BOARD OR A COMMITTEE

          All acts done by the Board or by a committee of the Board, or by a person acting as a Director or member of a committee of the Board shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, member of a committee of the Board, or person acting as a Director, or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if each such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.


                                   SECRETARY

129.      APPOINTMENT AND REMOVAL OF COMPANY SECRETARY

          Subject to the Statutes, the Secretary shall be appointed by the Board at such remuneration and upon such terms as it thinks fit and any Secretary so appointed may be removed by the Board.


                                   THE SEAL

130.      USE OF SEAL

130.1 The Seal shall only be used by the authority of the Board or of a committee authorised by the Board in that behalf. The Board or any such committee may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by one Director and the Secretary or by two Directors, and any instrument to which an official seal is applied need not, unless the Board for the time being otherwise decides or the law otherwise requires, be signed by any person.

130.2 Notwithstanding the provisions of Article 104, a committee authorised by the Board for the purposes of Article 130.1 may consist entirely or in any proportion of persons other than Directors. Except in relation to the provisions covering the proportion of members of a committee who must be Directors and the related quorum restrictions, the provisions of Article 104 shall apply to such a committee.


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


131.      EXECUTION AS A DEED WITHOUT SEALING

          Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of the Board or of a committee authorised by the Board in that behalf.


132.      OFFICIAL SEAL

          The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad, and such powers shall be vested in the Board.


                                   DIVIDENDS

133.      COMPANY MAY DECLARE DIVIDENDS

          Subject to the Statutes, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders, but no dividend shall exceed the amount recommended by the Board. Subject to the Statutes, any determination by the Board of the amount of profits at any time available for distribution shall be conclusive.


134.      BOARD MAY PAY INTERIM DIVIDENDS AND FIXED DIVIDENDS

          Subject to the Statutes, the Board may pay interim dividends if it appears to the Board that they are justified by the financial position of the Company. If the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights to dividends as well as on shares which confer preferential or special rights to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Board may also pay at intervals settled by it any dividend payable at a fixed date if it appears to the Board that the financial position of the Company justifies the payment. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss which they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.


135.      CALCULATION AND CURRENCY OF DIVIDENDS

          Except in so far as the rights attaching to any share otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, but (for the purposes of this Article only) no amount paid up on a share in advance of calls shall be treated as paid up on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Dividends may be declared or paid in any currency and the Board may agree with any shareholder that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another and may agree the basis of conversion to be applied, and how and when the amount to be paid in the other currency shall be calculated and paid, and for the Company or any other person to bear any costs involved.

136.      WAIVER OF DIVIDENDS

          The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the holder (or the person becoming entitled by transmission to the share) and delivered to the Company and if or to the extent that it is accepted as such or acted upon by the Company.


137.      NON-CASH DIVIDENDS

          A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets and, in particular, of paid-up shares or debentures of any other company and, where any difficulty arises concerning such distribution, the Board may settle it as the Board thinks expedient and in particular may issue fractional certificates or, subject to the Statutes and, in the case of shares held in uncertificated form, the system's rules, authorise and instruct any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution of any assets and may determine that cash shall be paid to any shareholder upon the basis of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as the Board may consider expedient.


138.      SCRIP DIVIDENDS

          Subject to the Statutes, the Board may, if authorised by an ordinary resolution of the Company, offer the holders of ordinary shares (subject to such exclusions or other arrangements as the Board may consider necessary or expedient in relation to any legal or practical problems under the laws of any overseas territory or the requirements of any regulatory body or stock exchange) the right to elect to receive new ordinary shares, credited as fully paid, instead of cash for all or part (as determined by the Board) of the dividend specified by the ordinary resolution. The following provisions shall apply:

138.1 an ordinary resolution may specify a particular dividend or dividends (whether or not already declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed;

138.2 the basis of allotment to each holder of ordinary shares shall be such number of new ordinary shares credited as fully paid as have a value as nearly as possible equal to (but not greater than) the amount of the dividend (disregarding any tax credit) which he has elected to forego. For this purpose, the "VALUE" of an ordinary share shall be deemed to be whichever is the greater of its nominal value and the average of the middle market quotations for the Company's ordinary shares on the London Stock Exchange as derived from the Daily Official List on the day on which the shares are first quoted "ex" the relevant dividend and the four subsequent dealing days or in such other manner as may be determined by or in accordance with the ordinary resolution. An opinion or report by the Auditors as to the amount of the value in respect of any dividend shall be conclusive evidence of that amount;

138.3 no fraction of an ordinary share shall be allotted and if any holder of ordinary shares would otherwise be entitled to fractions of a share, the Board may deal with the fractions as it thinks fit;

138.4 the Board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds which may be capitalised to give effect to the election following the Board's determination of the basis of allotment;

138.5 on or as soon as practicable after announcing that the Board is to declare or recommend any dividend, the Board, if it intends to offer an election for that dividend, shall also announce that intention and having determined the basis of allotment, shall notify the holders of ordinary shares (other than any in relation to whom an election mandate in accordance with this Article is subsisting) of the right of election offered to them, and shall send with, or following, such notification, forms of election and shall specify the procedure to be followed and place at which, and the latest date and time by which, duly completed forms of election must be received in order to be effective;

138.6 the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been duly made (the "ELECTED SHARES") and instead additional ordinary shares shall be allotted to the holders of elected shares on the basis of allotment so determined. For such purpose, the Board shall capitalise, out of any amount standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of elected shares on that basis;

138.7 the additional ordinary shares so allotted shall be allotted as of the record date for the dividend for which the right of election has been offered and shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that they will not rank for the dividend or other distribution entitlement in respect of which they have been issued. Unless the Board otherwise determines (and subject always to the Regulations and the relevant system's rules), the ordinary shares so allotted shall be issued as shares in certificated form (where the ordinary shares in respect of which they have been allotted were in certificated form at the Scrip Record
          Time) or as shares in uncertificated form (where the ordinary shares in respect of which they have been allotted were in uncertificated form at the Scrip Record Time) provided that if the Company is unable under the relevant system's rules to issue ordinary shares in uncertificated form to any person, such shares shall be issued as shares in certificated form. For these purposes, the "SCRIP RECORD TIME" means such time on the record date for determining the entitlements of shareholders to make elections as described in this Article, or on such other date as the Board may in its absolute discretion determine.

138.8 The Board may establish or vary a procedure for election mandates whereby a holder of ordinary shares may elect concerning future rights of election offered to that shareholder under this Article until the election mandate is revoked following that procedure.

138.9 The Board may exclude from any offer any holders of ordinary shares if it believes that it is necessary or expedient to do so in relation to any legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange or other authority in, any territory or that for any other reason the offer should not be made to them.


139.      ENHANCED SCRIP DIVIDENDS

139.1 Without prejudice to the generality of the immediately preceding Article, the Board may, in respect of any cash dividend or other distribution (or any part thereof) declared or payable in relation to any financial year or period of the Company, offer to each holder of ordinary shares the right to elect to receive new ordinary shares, credited as fully paid, in respect of the whole or part of the ordinary shares held by them instead of such cash dividend, on any basis described in that Article but so that the entitlement of each holder of ordinary shares to such new ordinary shares shall be determined by the Board such that the value (determined on the basis decided on by the Board) of the new ordinary shares concerned may exceed the cash amount that such holders of ordinary shares would otherwise have received by way of dividend and, in respect of such offer, that Article shall take effect subject to this Article. Any offer made under this Article shall be an alternative to any offer made under that Article in respect of a particular cash dividend (but shall form part of any plan which is in operation thereunder).

139.2 Any exercise by the Board of the powers granted to the Board by this Article shall be subject to a special resolution approving the exercise of such powers in respect of the dividend in question or in respect of any dividends or other distributions declared or payable in respect of a specified financial year or period of the Company which include the dividend in question but such year or period may not end later than the conclusion of the annual general meeting next following the date of the meeting at which such resolution is passed. No further sanction shall be required under the immediately preceding
          Article in respect of an exercise of powers by the Board under this Article and any authority granted under this Article shall not preclude the granting to the Board of a separate authority under that Article.


140.      RIGHT TO DEDUCT AMOUNTS DUE ON SHARES FROM DIVIDENDS

          The Board may deduct from any dividend or other monies payable in respect of a share to a shareholder all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.


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141.      NO INTEREST ON DIVIDENDS

          No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.


142.      PAYMENT PROCEDURE

142.1 All dividends and interest shall belong and be paid (subject to any lien of the Company) to those shareholders whose names shall be on the Register at the date at which such dividend shall be declared or at the date on which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine notwithstanding any subsequent transfer or transmission of shares.

142.2 The Company may pay any dividend, interest or other monies payable in cash in respect of shares by direct debit, bank transfer, cheque, dividend warrant, money order or by any other method (including by electronic communication) as the Board may consider appropriate.

142.3 Every such cheque, warrant or order shall be made payable to the person to whom it is sent, or to such other person as the relevant shareholder or joint shareholders may in writing direct, and may be sent by post or equivalent means of delivery directed to the registered address of the relevant shareholder or, in the case of joint shareholders, to the registered address of the joint shareholder whose name stands first in the Register, or to such person and to such address as the relevant shareholder or joint shareholders may in writing direct.

142.4 Every such payment made by direct debit or bank transfer shall be made to the relevant shareholder or joint shareholders or to or through such other person as the shareholder or joint shareholders may in writing direct.

142.5 In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the relevant shareholder or joint shareholders in such manner as the Board shall from time to time consider sufficient, the Company may pay any such dividend, interest or other monies by means of the relevant system. Every such payment shall be made in such manner as may be consistent with the system's rules and, without prejudice to the generality of the foregoing, may include the sending by the Company or by any person on its behalf of an instruction to the Operator to credit the cash memorandum account of the relevant shareholder or joint shareholders or, if permitted by the Company, of such person as the shareholder or joint shareholders may in writing direct.

142.6 The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made in any manner permitted by these Articles shall be at the sole risk of the relevant shareholder or joint shareholders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has been, or is alleged to have been, lost, stolen or destroyed, the Board may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit.

142.7 The issue of such cheque, warrant or order, the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the system's rules, shall be a good discharge to the Company.


143.      RECEIPT BY JOINT SHAREHOLDERS

          If several persons are registered as joint shareholders of any share, any one of them may give effectual receipts for any dividend or other monies payable in respect of the share.


144.      WHERE PAYMENT OF DIVIDENDS NEED NOT BE MADE

          The Company may cease to send any cheque or warrant through the post or by a delivery agent or to effect payment by any other means for any dividend or other monies payable in respect of a share which is normally paid in that manner on that share if in respect of at least two consecutive dividends payable on that share payment, through no fault of the Company, has not been effected (or, following one such occasion, reasonable enquiries have failed to establish any new postal or delivery address of the shareholder or appropriate details for effecting payment by other means) but, subject to these Articles, the Company shall recommence payments in respect of dividends or other monies payable on that share by that means (or by such other appropriate means as the shareholder or person shall notify to the Company) if the shareholder or person entitled by transmission claims the arrears of dividend.


145.      UNCLAIMED DIVIDENDS

          All dividends, interest or other sums payable unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The retention by the Company of, or payment into a separate account of, any unclaimed dividend or other monies payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend or interest unclaimed after a period of 12 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the Company.


                           CAPITALISATION OF PROFITS

146.      CAPITALISATION OF PROFITS

146.1 Upon the recommendation of the Board, the Company may pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or all or any part of any sum standing to the credit of any reserve or fund (whether or not available for distribution).

146.2 The Board may appropriate the sum resolved to be capitalised to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or (subject to approval by ordinary resolution and to any subsisting special rights previously conferred on any shares or class of shares) in paying up in full unissued shares of any class (but not redeemable shares) or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other; but for the purposes of this Article the share premium account, the capital redemption reserve, and any reserve or fund representing profits which are not available for distribution may only be applied in paying up in full unissued shares of the Company.

146.3 The Board may authorise any person to enter on behalf of all the shareholders concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation and any matters incidental thereto, any agreement made under such authority being binding on all such shareholders.

146.4 If any difficulty arises concerning any distribution of any capitalised reserve or fund, the Board may subject to the Statutes and, in the case of shares held in uncertificated form, the system's rules, settle it as the Board considers expedient and in particular may issue fractional certificates, authorise any person to sell and transfer any fractions or resolve that the distribution should be made as nearly as practicable in the correct proportion or may ignore fractions altogether, and may determine that cash payments shall be made to any shareholders in order to adjust the rights of all parties as the Board considers expedient.

146.5 Where, pursuant to an employees' share scheme, the Company has granted options to subscribe for shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in, or other reorganisation of, the Company's issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then, subject to and in accordance with the provisions of the Statutes, the Board may, on the exercise of any of the options concerned and payment of the subscription which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in
          Article 146.1 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly. The other provisions of this Article 146 shall apply mutatis mutandis to any such capitalisation except that the authority of an ordinary resolution of the Company shall not be required.


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


                          AUTHENTICATION OF DOCUMENTS


147.      AUTHENTICATION OF DOCUMENTS

          Any director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents or other communications affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee and any books, records, accounts, documents and other communications relating to the business of the Company and to certify copies or extracts as true copies or extracts. A document or other communication purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company, the Board or any committee which is certified as such in accordance with this Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such document or communication that such resolution has been duly passed or, as the case may be, that such minute or extract is a true and accurate record of proceedings at a duly constituted meeting.


                                 RECORD DATES

148.      POWER TO CHOOSE RECORD DATE

          Subject to the Statutes and Regulations but notwithstanding any other provision of these Articles, the Company or the Board may by resolution specify any date and time as the date and time on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment or issue, and any such date may be on, or at any time before, the date on which it is paid, made or despatched or at any time after it is recommended, resolved, declared or announced, but without prejudice to the rights inter se of transferors and transferees of any such shares or other securities in relation to any such thing.


                          ACCOUNTS AND OTHER RECORDS

149.      RECORDS TO BE KEPT

          The Board shall cause accounting records to be kept sufficient to give a true and fair view of the Company's state of affairs and to comply with the Statutes.


150.      COPY OF ACCOUNTS TO BE SENT TO SHAREHOLDERS

          A copy of every profit and loss account and balance sheet, including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in general meeting, together with copies of the Directors' and of the Auditors' reports (or such other documents which may be required or permitted by law to be sent in their place) shall not less than 21 clear days before the date of the meeting be sent to every shareholder (whether or not he is entitled to receive notices of general meetings of the Company), and to every holder of debentures of the Company (whether or not he is so entitled), and to the

          Auditors provided that if the Company is permitted by law to send to any shareholder, to any holder of debentures of the Company or to the Auditors any summary financial statement in place of all or any of such profit and loss account and balance sheet or other documents, this Article shall impose no greater obligation on the Company than that imposed by law; but this Article shall not require a copy of those documents to be sent to any shareholder or holder of debentures of whose address the Company is unaware or to more than one of any joint shareholders or joint holders of debentures.


151.      INSPECTION OF RECORDS

          No person in his capacity as a shareholder, or by right of any interest in shares (whether under these Articles or otherwise), shall have any right of inspecting any record, book or document of any description belonging to the Company except as conferred by the Statutes or authorised by the Board or by ordinary resolution of the Company.


152.      DESTRUCTION OF DOCUMENTS

152.1 Subject to compliance with the rules (as defined in the Regulations) applicable to shares of the Company in uncertificated form, the Company may destroy:

          152.1.1 any instrument of transfer of shares and any other document on the basis of which an entry is made in the Register, at any time after the expiration of six years from the date of registration;

          152.1.2 any instruction concerning the payment of dividends or other monies in respect of any share or any notification of change of name or address, at any time after the expiration of two years from the date the instruction or notification was recorded; and

          152.1.3 any share certificate which has been cancelled, at any time after the expiration of one year from the date of cancellation;

          provided that the Company may destroy any such type of document after such shorter period as the Board may determine if a copy of such document is retained on microfilm or by other similar means and is not destroyed earlier than the original might otherwise have been destroyed in accordance with this Article.

152.2 It shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid and effective document duly and properly cancelled and that every other document so destroyed was a valid and effective document in accordance with its particulars recorded in the books or records of the Company provided that:

          152.2.1 this Article shall apply only to the destruction of a document in good faith and without express notice that its retention was relevant to any claim (regardless of the parties to the claim);

          152.2.2 nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than the times referred to in this Article or in any case where the conditions of this Article are not fulfilled; and

          152.2.3 references in this Article to the destruction of any document or thing include references to its disposal in any manner.


                                    NOTICES

153.      FORM OF NOTICES

          Any notice, document or other communication (including copies of accounts or summary financial statements) to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of directors) shall be in writing except that, if it is given using electronic communications, it need not be in writing unless these Articles specifically require it to be.

154.      SERVICE OF NOTICE

154.1 Any notice, document or other communication may (to the extent compatible with the nature of the thing served) be sent by electronic communication to an address for the time being notified (by the person wishing to receive the electronic communication) for that purpose to the person sending the communication. Except insofar as the Statutes otherwise require, for electronic communications given by the Company to any shareholder (but not vice versa) the Company may treat an address notified for the purpose of any electronic communication as that shareholder's address for all electronic communications, whatever their content, until the shareholder notifies the Company otherwise.

154.2 Otherwise, any notice, document (including a share certificate) or other communication may, to the extent compatible with the nature of the thing served, be served on or delivered to a shareholder by the
          Company:

          154.2.1   personally;

          154.2.2 by sending it by prepaid post or other prepaid delivery service in an envelope or other cover addressed to the shareholder at the address recorded for the shareholder on the Register or by so addressing the envelope or other cover and leaving it at that address;

          154.2.3   by the relevant system; or

          154.2.4 by any other means authorised in writing by the shareholder concerned.

154.3 In the case of joint shareholders, all notices, documents or other communications, however sent, shall be served on or delivered to the joint shareholder whose name stands first in the Register in respect of the joint shareholding and such service or delivery shall for all purposes be deemed sufficient service on or delivery to all the relevant joint shareholders.

154.4 A shareholder whose registered address is not within the United Kingdom and who notifies the Company of an address within the United Kingdom at which notices, documents or other communications may be served on or delivered to him shall be entitled to have notices or other communications served on or delivered to him at that address (in the manner referred to above), but otherwise no such shareholder shall be entitled to receive any notice, document or other communications from the Company. Such address may, at the Board's discretion, be an address for the purposes of electronic communications.

154.5 The Board may at any time without prior notice (and whether or not the Company has previously sent electronic communications to that address) refuse to send electronic communications to any address notified to the Company for the purposes of electronic communications if it believes that its refusal is necessary or expedient in relation to any legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange or other authority in, any territory, or that for any other reason it should not send electronic communications to that address.

154.6 Subject to the Statutes, the Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications under these Articles.


155.      WHEN NOTICE DEEMED SERVED

155.1     Any notice, document or other communication:

          155.1.1 if sent by the Company by post or other delivery service shall be deemed to have been served or delivered on the day following that on which it was put in the post or given to the delivery agent and, in proving service or delivery, it shall be sufficient to prove that the notice, document or communication was properly addressed, prepaid and put in the post or duly given to the delivery agent;

          155.1.2 if sent by the Company by way of an electronic communication shall be deemed to have been served or delivered on the day following the day on which it was sent, and proof that the notice or communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that it was served or delivered;

          155.1.3 not sent by post or other delivery service but served or delivered personally or left by the Company at a the address for that shareholder on the Register shall be deemed to have been served or delivered on the day and at the time it was so left;

          155.1.4 sent or delivered by a relevant system shall be deemed to have been served or delivered when the Company (or a sponsoring system-participant acting on its behalf) sends the issuer instructions relating to the notice or document;

          155.1.5 sent or delivered by the Company by any other means authorised in writing by the shareholder concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose; and

          155.1.6 to be given by the Company by advertisement shall be deemed to have been served on the day on which the advertisement appears.


156.      SERVICE OF NOTICE ON PERSON ENTITLED BY TRANSMISSION

          Where a person is entitled by transmission to a share, any notice, document or other communication shall be served upon or delivered to him by the Company, as if he were the relevant shareholder and his address were that noted in the Register as the registered address or (to the extent compatible with the nature of the thing served, and subject to the Board's discretion) that given by the relevant shareholder for the purposes of electronic communications. Otherwise, any notice, document or other communication served on or delivered to any shareholder pursuant to these Articles shall, notwithstanding that the shareholder is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that shareholder as sole or joint shareholder.


157.      RECORD DATE FOR SERVICE

          Any notice, document or other communication may be served on or delivered to shareholders by the Company by reference to the Register as it stands at any time not more than 15 days before the date of service or delivery. No change in the Register after that time shall invalidate that service or delivery. Where any notice, document or other communication is served on or delivered to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice, document or communication.

158.      LOSS OF ENTITLEMENT TO RECEIVE NOTICES

          It on two consecutive occasions notices, documents or other communications have been sent to any shareholder at his registered address or his address for the service of notices (including any address provided by him for the purposes of electronic communications) but, through no fault of the Company, have been undelivered, such shareholder shall not from then on be entitled to receive notices, documents or other communications from the Company or to provide an address for the purposes of electronic communications until he has notified to the Company in writing a new address within the United Kingdom to be either his registered address or his address for the service of notices.

159.      NOTICE WHEN POST NOT AVAILABLE

159.1 If at any time postal services within the United Kingdom are suspended or curtailed so that the Company is unable effectively to convene a general meeting or a meeting of the shareholders of any class of shares in its capital by notice sent through the post, any such meeting may be convened by a notice advertised in at least one newspaper with a national circulation and in that event the notice shall be deemed to have been served on all shareholders and persons entitled by transmission who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least one such paper. If at least six clear days prior to the meeting the giving of notices by post to addresses throughout the United Kingdom has, in the Board's opinion, become practicable, the Company shall send confirmatory copies of the notice by post (or, where an address for the purposes of electronic communications has been provided, by electronic communication) to the persons entitled to receive them.

159.2 At any time that postal services within the United Kingdom are suspended or curtailed, any other communication considered by the Board to be capable of being communicated by advertisement shall, if advertised in at least one such newspaper, be deemed to have been notified to all shareholders and persons entitled by transmission.


                                  WINDING-UP

160.      DISTRIBUTION IN KIND

          If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Statutes:

160.1 divide among the shareholders in kind the whole or any part of the assets of the Company (whether the assets are of the same kind or not) and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders or otherwise as the resolution may provide; or

160.2 vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall determine,

          but no shareholder shall be compelled to accept any assets upon which there is a liability. Any such resolution may provide for and sanction a distribution of any specific assets amongst different classes of shareholders otherwise than in accordance with their existing rights, but each shareholder shall in that event have a right of dissent and other ancillary rights in the same way as if the resolution were a special resolution passed in accordance with the Insolvency Act 1986.


161.      POWER OF SALE

          The power of sale of the liquidator shall include a power to sell wholly or partly for shares or debentures or other obligations of another company, either then already constituted or about to be constituted, for the purpose of carrying out the sale.


                                   INDEMNITY

162.      OFFICER'S INDEMNITY

          Subject to the Statutes, the Company may indemnify any Director or other officer against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability incurred by him as a Director, other officer of the Company or as Auditor in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted or which are otherwise disposed of without any finding or admission of any material breach of duty or breach of trust on his part or in connection with any application under the Statutes in which relief is granted to him by the court.


163.      POWER TO INSURE

          Subject to the Statutes, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company or of any subsidiary undertaking of the Company or in which the Company has an interest (whether direct or indirect) or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such subsidiary undertaking is or has been interested, indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee.


                                ADR DEPOSITARIES

164.      ADR DEPOSITARIES

164.1     In this Article:

          164.1.1 "ADR PROXY" means an ADR Holder who is for the time being appointed as proxy by an ADR Depositary pursuant to Article 164.2;

          164.1.2 "APPOINTED NUMBER" means, in relation to an ADR Proxy, the number of Depositary Shares in respect of which the ADR Proxy's appointment subsists;

          164.1.3 "DEPOSITARY SHARES" means shares from time to time registered in the name of an ADR Depositary or its nominee; and

          164.1.4 "PROXY REGISTER" means the register or system(s) maintained by the ADR Depositary pursuant to Article 164.3.

164.2 Without prejudice to the right of an ADR Depositary to exercise any other rights conferred in these Articles, an ADR Depositary may appoint as its proxy or proxies ADR Holders registered on the books of the ADR Depositary and may determine the method by which, and the terms on which, such appointments are made, except that:

          164.2.1 each such appointment shall identify the number of Depositary Shares in respect of which the appointment is made;

          164.2.2 the aggregate number of Depositary Shares in respect of which appointments subsist at any one time shall not exceed the aggregate number of Depositary Shares at that time;

          164.2.3 each such appointment shall be deemed to constitute the ADR Proxy as the ADR Depositary's agent for the purposes of
                    Article 164.4.2; and

          164.2.4 (without prejudice to Article 164.4.2) the provisions of Articles 88 to 92 (inclusive) shall not apply to any such appointment in itself.

164.3 The ADR Depositary shall maintain a register or system(s) in which shall be recorded such details as the Board may determine to identify each ADR Proxy and that ADR Proxy's Appointed Number of Depositary Shares from time to time. The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the ADR Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested. Except as required by law, no ADR Proxy shall be recognised by the Company as holding any interest in shares upon any trust and the Company shall be entitled to treat any person entered in the Proxy Register as an ADR Proxy as the only person (other than the ADR Depositary) who has any interest in the shares in respect of which the ADR Proxy has been appointed.

164.4 Subject to the Statutes and provided there are sufficient Depositary Shares to satisfy his Appointed Number, an ADR Proxy shall, in relation to proceedings at any general meeting:

          164.4.1 upon production to the Company at a general meeting of written evidence of his appointment (which shall be in such form as the Company and the ADR Depositary shall determine from time to time) be entitled to the following rights in relation to his Appointed Number of Depositary Shares:

                    (a) to attend the meeting, form part of the quorum for the purposes of Articles 65 and 66, and have access to all documents made available there;

                    (b)  to speak at the meeting;

                    (c)  to vote on a show of hands and on a poll; and

                    (d) to demand or join in demanding, or withdraw his demand for, a poll subject to the terms of Articles 73 and 80;

                    in each case as though he were the shareholder attending in person (and in place of the representative (if any) of the ADR Depositary) in respect of his Appointed Number of Depositary Shares, but so that he is subject to the same restrictions (other than under Article 74.2) as would apply if he were a shareholder; and

          164.4.2 be entitled as the agent of the ADR Depositary and in its name (but not otherwise, and so that his authority in that capacity shall be no greater than is necessary to give due effect to this Article 164.4.2) to appoint any person or persons notified as such to the ADR Depositary before or at the meeting as a proxy or proxies in relation to his Appointed Number of Depositary Shares. The provisions of Articles 88 to 92 (inclusive) shall apply in relation to any such appointment except that:

                    (a) while it shall not be necessary to produce to the Company any evidence of the ADR Proxy's authority to execute the appointment of proxy as agent of the ADR Depositary, the Board may require evidence establishing to its satisfaction the authenticity of any signature or other means of execution purporting to have been effected by the ADR Proxy;

                    (b) the ADR Proxy shall be entitled to serve notice pursuant to Article 91 that any such appointment of proxy is no longer valid;

                    (c) the deposit, delivery or receipt of any such appointment of proxy shall not preclude the ADR Proxy from attending and voting in person at the meeting or on a poll pursuant to Article 164.4.1 except to the extent that the representative of the ADR Depositary attends and votes in person in respect of any of the Appointed Number of Depositary Shares; and

                    (d) the Company shall be entitled to assume for all purposes that any person so appointed has been duly notified to the ADR Depositary except to the extent that the ADR Depositary notifies the Company to the contrary before that person has exercised any rights by virtue of that appointment.

164.5 The Company may send to the ADR Proxies as appearing in the Proxy Register at their addresses as so appearing all notices, documents and other communications which are sent to shareholders. For these purposes, Articles 153, 154, 155, 156, 158 and 159 shall apply (mutatis mutandis) as if the ADR Proxies were shareholders in respect of their respective Appointed Numbers of Depositary Shares and the Proxy Register were the Register, and no person deriving any title or interest in any such Depositary Share shall be entitled to any further service or delivery of that notice, document or communication.

164.6 Subject to the Statutes and Regulations but notwithstanding any other provision of these Articles, the Company or the Board may by resolution specify any date and time as the date and time on which persons registered as ADR Proxies shall be entitled to attend at any general meeting and/or to exercise voting rights in respect of which their appointment as ADR Proxies subsists as identified by the Proxy Register and any such date may be on, or at any time before, the date on which the general meeting is held. When the date is determined for any purpose:

          164.6.1 the number of Depositary Shares in respect of which a person entered in the Proxy Register as an ADR Proxy is to be treated as having been appointed for the purpose shall be the number in respect of which his appointment as an ADR Proxy subsists as identified by the Proxy Register as at that date; and

          164.6.2 changes to entries in the Proxy Register after that date shall be disregarded in determining the entitlement of any person for the purpose concerned.


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164.7     If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of shares in respect of which appointments are identified in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a general meeting be determined by the chairman of the meeting (and if arising in any other circumstances shall be determined by the Board) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall, if made in good faith, be conclusive and binding on all persons interested.

164.8 Without prejudice to Article 135, the Board may at its discretion make provisions to enable an ADR Depositary to receive dividends duly payable in a currency or currencies other than the lawful currency of the United Kingdom. For the purpose of the calculation of the amount payable in respect of any such dividend, the rate of exchange to be used to determine the relevant currency equivalent of any sum payable as a dividend shall be such market rate (whether spot or forward) selected by the Board as it shall consider appropriate (subject to such adjustments as the Board may determine) ruling in London on the date which is the business day last preceding:

          164.8.1 in the case of a dividend to be declared by the Company in general meeting, the date on which the Board publicly announces its intention to recommend that specific dividend; and

          164.8.2 in the case of any other dividend, the date on which the Board publicly announces its intention to pay that specific dividend provided that where the Board considers the circumstances to be appropriate it shall determine such relevant currency equivalent of any sums payable as a dividend by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such other date or dates, in each case falling before the time of the relevant announcement, as the Board may in its discretion select. The decision of the Board regarding the exchange rate shall be conclusive and binding.


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